Exhibit 99.1

OPERATING AGREEMENT

of

BYD-SST LLC

a

Nevada Limited-liability Company

March 13, 2023

OPERATING AGREEMENT

OF

BYD-SST LLC

A Nevada Limited-liability Company

THIS OPERATING AGREEMENT (hereinafter referred to as this "Agreement") is dated for purposes of reference and made effective as of March 13, 2023 and is made and entered into by and between the Company and the parties executing this Agreement as Members and as Manager. The term "Members" as used in this Agreement refers to (i) the parties executing this Agreement as Members and (ii) all future and prospective members of the limited-liability company, including substituted members and any additional members hereafter admitted to the Company. Reference in this Agreement to the plural "Members" shall mean the singular "Member" at any time that there is a single Member. Unless otherwise expressly noted in this Agreement, capitalized terms shall have the meanings set forth in Exhibit "A" attached to this Agreement and by this reference incorporated into this Agreement. Definitions of a number of other words and terms that are not capitalized but that are used in multiple provisions of this Agreement are also listed in Exhibit “A”. The definitions set forth in Exhibit “A” shall be controlling as to the meaning, interpretation and effect of the defined terms.

AT ALL TIMES DURING WHICH THE COMPANY, THE MANAGER (IN HIS, HER OR ITS CAPACITY AS MANAGER) AND/OR ANY MEMBER (IN ITS CAPACITY AS MEMBER) IS SUBJECT TO COMPLIANCE WITH THE GAMING LICENSING REQUIREMENTS OF ANY STATE OR OTHER GAMING JURISDICTION, THE COMPANY SHALL AT ALL SUCH TIMES BE SUBJECT TO AND GOVERNED BY THE GAMING ACT AND GAMING REGULATIONS OF THAT GAMING JURISDICTION. IN THE EVENT OF CONFLICT BETWEEN A PROVISION OF ANY GAMING ACT OR GAMING REGULATION AND ANY PROVISION OF THIS AGREEMENT, THE PROVISIONS OF THE GAMING ACT OR GAMING REGULATION SHALL CONTROL.

ARTICLE I

FORMATION, NAME, PURPOSES, OFFICES AND REGISTERED AGENT

1.1.           Formation; Name; Agreement Interpretation. The limited-liability company that is the subject of this Agreement (herein referred to as the "Company") has been formed pursuant to Chapter 86 of NRS (the "Act"). The name of the Company is BYD-SST LLC. The Company may operate under such other or additional names and designations as the Manager may determine from time to time.

In accordance with the provisions of Act Section 86.286(4)(b), this Agreement must be interpreted and construed to give maximum effect to the principle of freedom of contract and enforceability. If any Section, subsection, paragraph, term or provision of this Agreement should be held by a court of competent jurisdiction to be invalid, void or unenforceable, (i) all Sections, subsections, paragraphs, terms and provisions not specifically held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, and (ii) any invalid or unenforceable Section, subsection, term or provision shall be enforced and given effect to the greatest extent legally permissible.

1.2.          Purpose and Business of the Company. The Company is formed for the purpose of acquiring Boyd Stock from its Members, holding such Boyd Stock, and making such distributions as are provided for in this Agreement. The Company is also formed for the purpose of acquiring and holding such equity ownership interests in, and/or such indebtedness of, one or more other entities as the Company may receive in exchange for Boyd Stock from time to time, and making such distributions as are provided for in this Agreement. The Members note the following relative to establishment of the Company:

(a)          The Members are family members acting in their capacities as trustees of their respective gaming property trusts.

(b)          The formation and funding of the Company further estate planning objectives of the Members and provide them with a vehicle to further implement those objectives in the future.

(c)           The Company provides the Members a vehicle to provide for unified central management and control of their shares of Boyd Stock.

Although the Company is not formed for the purpose of selling or exchanging Boyd Stock or the equity ownership interests or debt interests of any other entity, any such sale or exchange would not be contrary to the business of the Company. The Company is also organized for any and all other lawful purposes other than insurance, including, but not limited to, holding or acquiring other asset and property interests and forming such joint ventures, corporations, limited-liability companies, general and limited partnerships and other entities as the Manager may, from time to time, determine to be in the best interest of the Company.

1.3.           Company Offices and Registered Agent. The principal office of the Company shall be located in Clark County, Nevada. The address and the e-mail address of the initial principal office of the Company shall be as follows:

6465 South Rainbow Boulevard

Las Vegas, Nevada 89118

[●]

The principal office of the Company, its address and e-mail address, shall be subject to change from time to time at the election of the Manager, without the necessity of amending this Agreement. If the Company ceases to maintain any other office in Nevada, the registered office of the Company shall be the principal office of the Company. The Company may maintain other offices in Nevada or elsewhere as the Manager deems advisable.

The name, street and mailing address and e-mail address of the initial registered agent of the Company and the initial registered office of the Company shall be as follows:

K. MICHAEL LEAVITT

1980 Festival Plaza Drive, Suite 650 Las Vegas, Nevada 89135

[●]

The registered agent of the Company, the mailing address, street address and/or e-mail address of the registered agent of the Company and the registered office of the Company shall be subject to change, from time to time, at the election of the Manager, without the necessity of amending this Agreement.

1.4.           Tax Classification; Partnership Representative. It is the intent of the Members that the Company shall always be operated in a manner consistent with its treatment as a "partnership" for federal and state tax purposes, but that the Company shall never be operated or treated as a "partnership" for purposes of Section 303 of the Bankruptcy Code. The party who shall serve as the initial "Partnership Representative" of the Company as contemplated in Code Section 6223 shall be the Manager. Should that party cease acting as the Company’s Partnership Representative or cease to qualify as a Partnership Representative pursuant to Code Section 6223 and applicable Regulations, the Manager shall designate another party to serve as Partnership Representative, and this Agreement need not be amended in order for such designated party to commence and continue the designated party’s status as the Company’s Partnership Representative.

1.5.           Company Records. The Company shall keep the following records at its principal office or at its registered office as more particularly set forth below:

(a)              A current list of the full name and last known business address of each Member and Manager, separately identifying the Members in alphabetical order and the Managers in alphabetical order;

(b)             A copy of the filed Articles and all amendments to the Articles, together with signed copies of any powers of attorney pursuant to which any record has been signed;

(c)              Copies of any then-effective Operating Agreement of the Company and all then-effective amendments to the Operating Agreement.

The list required pursuant to (a) above shall be maintained at the Company’s registered office in the custody of the Company’s registered agent unless the Manager determines otherwise, in which event (i) the list shall be maintained at the Company’s principal place of business or (ii) the Company shall maintain a statement at the Company’s principal place of business indicating where the list is maintained and the name and contact information of the custodian of the list.

Each Member shall be entitled to obtain copies of the above-listed records from the Company, from time to time, upon reasonable request, for a purpose reasonably related to the interest of the Member as a Member of the Company. As contemplated in Act Section 86.241(8), Members shall otherwise be denied the right to examine or obtain copies of any other Company records, including, but not limited to, tax returns, except in the Manager’s sole discretion.

To obtain copies of one or more of the items listed in (a), (b) or (c) above, the Member must (i) provide written request to the Company in the manner set forth in Section 10.3, expressly stating the purpose of the request and (ii) include with such written request a written affidavit, duly executed by the Member before a notary public, stating clearly and without qualification, that the copies are not desired for a purpose that is in the interest of a business or object other than the business of the Company. If an attorney or other agent of a Member seeks to exercise the rights of a Member set forth in this Section on behalf of such Member, in addition to the affidavit of the Member, the request must be accompanied by a power of attorney signed by the Member authorizing the attorney or other agent to exercise such rights on behalf of the Member.

It shall be the obligation of the requesting Member to establish with the Manager that (i) the request by the Member is reasonable, (ii) the Member has complied in every regard with the provisions of this Section respecting the form and manner of making the request and (iii) the copies sought are reasonably related to the Member’s interest as a Member of the Company. The Manager shall determine if the Member has complied in all respects with the foregoing obligation and, if so, the Company shall furnish the requested copies to the requesting Member, at the cost and expense of the requesting Member, within ten (10) business days of receipt of the request, affidavit and any other documentation or information requested by the Manager to establish compliance with the conditions set forth in the first sentence of this paragraph. The copies may be photographic copies, xerographic copies, electronic copies or other copies or abstracts of the records, as determined by the Manager in the Manager’s discretion. If the Manager determines, in the Manager’s discretion, that the Member has not established compliance in all respects with the conditions set forth in the first sentence of this paragraph, the Manager shall notify the Member of such determination in writing within ten (10) business days of receipt of the request, the affidavit and any other documentation or information requested by the Manager. The Manager shall state in such notice what the Member failed to establish.

Nothing in this Section is intended to in any way restrict, deny, limit or eliminate the rights of the Manager to examine records as provided in Act Section 86.241. It is the purpose and intention of this Section that the provisions of this Section prevail with respect to any conflict between the provisions of this Section and Act Section 86.241, as expressly contemplated in the provisions of Act Section 86.241.

ARTICLE II

NAMES, ADDRESSES, CONTRIBUTIONS AND MEMBERSHIP PERCENTAGES OF MEMBERS

2.1.          Members; Members Subject to Gaming Acts and Gaming Regulations. Members have the rights available to Members under the provisions of the Articles and this Agreement, subject to such limitations and restrictions as may be set forth in the Articles and/or this Agreement. Member voting rights, including the right to cast votes, call meetings, establish quorums, give consents, execute documents and make designations are limited to Eligible Members that hold Eligible Units. Transferees and Members that hold Ineligible Units shall have no right to cast votes, call meetings, establish quorums, give consents, execute documents, exercise discretion or make designations with respect to those Units.

At all times during which the Company and/or any Member (in its capacity as Member) is subject to compliance with the gaming licensing requirements of any Gaming Jurisdiction, every Member and transferee of a Member's interest in the Company may be required to be individually registered, licensed or found suitable according to the provisions of the Gaming Act and/or Gaming Regulations of that Gaming Jurisdiction.

If, at any time, a Gaming Authority of any such Gaming Jurisdiction finds that any such Member is unsuitable or otherwise disqualified to hold an interest in the Company, unless directed to do otherwise by the Gaming Authority (in which event the Company shall follow the directives of the Gaming Authority), the Manager shall, within ten (10) days after the Company receives notice of such finding from the Gaming Authority, give notice (a “Suitability Notice”) to all “unaffected Eligible Members” (as provided in Section 8.1) of (i) the occurrence of an event described in Section 8.1(f) with respect to the unsuitable or disqualified “affected Member”, (as provided in Section 8.1), naming the affected Member, (ii)  the purchase options of the unaffected Eligible Members in the affected Member’s Member Group and the date by which and manner in which those purchase options must be exercised, (iii) the purchase options of the unaffected Eligible Members not in the affected Member’s Member Group and the date by which and manner in which those purchase options must be exercised, and (iv) that pursuant to the provisions of Section 8.3(b), the Company will redeem all Units of the affected Member not acquired by unaffected Eligible Members. Within ten (10) days after the affected Member receives notice of such finding from the Gaming Authority, the Member shall surrender to the Company all certificates evidencing and representing the Member's interest of the affected Member. The Company and the affected Member shall forthwith, and in any event within such time periods as may be imposed by the applicable Gaming Act, Gaming Regulation and/or Gaming Authority, comply in all respects with the findings and orders of the applicable Gaming Authority with respect to the rights and interests of the Member in the Company, including, but not limited to, the Member's capital account. Further, beginning on the date the Gaming Authority serves notice of the determination on the Company, the Member shall cease being a Member of the Company for any purposes and shall not be entitled to do any of the following:

(a)          Receive any share of the distribution of profits of the Company or any payments upon dissolution of the Company;

(b)          Exercise any voting right conferred by the Member's interest in the Company;

(c)          Participate in the management of the Company;

(d)          Receive any remuneration in any form from the Company for services rendered or otherwise.

2.2.           Member Information. The name, business address, e-mail address, initial capital contribution, initial Units and initial Membership Percentage of the initial sole Member of the Company are set forth in Exhibit "B" attached hereto and by this reference incorporated into this Agreement. All initial Units are Eligible Units on the effective date of this Agreement.

2.3.           Units and Member's Interest Certificates. All Member's interests in the Company shall consist of Units that may include fractional Units. At the option of the Manager, Units may be evidenced and represented by certificates setting forth the number of Units owned by the Members. Any such certificates shall be in forms prescribed by the Manager and shall be signed by the Manager. The Manager may appoint a transfer agent and a registrar of transfers and may require all Member's interest certificates to bear the signature of such transfer agent and such registrar of transfer. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, a facsimile of the signature of the officers or agents, the transfer agent or transfer clerk or the registrar of the Company may be printed or lithographed upon the certificate in lieu of actual signatures. If the Company uses facsimile signatures of its Manager and agents, it shall not act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any certificates in both capacities. A certificate bearing the signature of a Manager or the facsimile signature of a Manager who ceases to hold office before the certificate is delivered shall nonetheless be adopted by the Company and be issued and delivered as though the former Manager had not ceased to be a Manager.

If the Manager elects to have Units represented by certificates, certificates shall be consecutively numbered. The name of the Member owning the Units represented by the certificate, the number of Units represented by the certificate, and the date of issue of the certificate shall be entered on the Company's records. Certificates evidencing Member's interests issued by the Company shall contain such legend or legends as may, from time to time, be required by the laws of the State of Nevada and the Gaming Acts and Gaming Regulations of any Gaming Jurisdiction.

If the Manager elects to have Units represented by certificates, upon surrender to the Company or the Company’s transfer agent of a Member's interest certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, if the Company is satisfied that all provisions of the laws and regulations applicable to the Company regarding transfer and ownership of Member's interests, the Articles and this Agreement have been complied with, including, but not limited to, the preliminary provisions of Article VII of this Agreement, the Company shall issue a new certificate to the party entitled thereto, cancel the old certificate and record the transaction upon its books and records.

If the Manager elects to have Units represented by certificates, the Manager shall have power and authority to make such rules and regulations not inconsistent with this Agreement as the Manager may deem expedient concerning the issue, transfer and registration of certificates.

If the Manager elects to have Units represented by certificates, any person or persons applying for a certificate in lieu of one alleged to have been lost or destroyed shall make written affidavit of the certificate having been lost or destroyed and shall deposit the affidavit with the Company. The Manager may, but need not, require such person or persons to give reasonable bond or written indemnity to the Company, indemnifying the Company against any damage, loss or inconvenience to the Company that may arise in consequence of a new or duplicate certificate being issued in lieu of the one lost or missing, and the Manager may cause to be issued to such person or persons a new certificate or a duplicate of the certificate lost or destroyed. The Manager may, in the Manager’s discretion, refuse to issue a new or duplicate certificate save upon the order of some court or Gaming Authority having jurisdiction in such matter, anything in this Agreement to the contrary notwithstanding.

Except as otherwise provided by the laws of the State of Nevada and the provisions of Section 2.1, the Company shall be entitled to treat the holder of record of any Member's interest as reflected in the books and records of Company as the holder, in fact, of that Member’s interest. Accordingly, the Company shall not be bound to recognize any equitable or other claim to, or interest in, such Member's interest on the part of any other person, whether or not the Company shall have express or other notice of such claim or interest. If, but only if, the Manager determines to have Units represented by certificates, then a Member’s interest Unit shall be a medium for investment and a “security” that is governed by Article 8 of the Uniform Commercial Code – Investment Securities as adopted in the State of Nevada, NRS 104.8101 – 104.8511, as it may be amended from time to time. If, but only if, the Manager determines to have Units represented by certificates, then a Member’s interest Unit shall be a “certificated security”, and a certificate representing one or more Member’s interest Units shall be a “security certificate” for purposes of Article 8 and Article 9 of the Uniform Commercial Code – Secured Transactions as adopted in the State of Nevada, NRS 104.9101 – 104.9717, as it may be amended from time to time.

2.4.           Initial Capital Contributions; Additional Contributions; and Member Liability. The Members shall make initial capital contributions to the Company consisting of shares of Boyd Stock and cash on or before March 15, 2023 in the amounts set forth in Exhibit “B”. Other than the initial capital contribution set forth in Exhibit "B", no Member shall be required to make additional contributions to the Company or be otherwise liable to the Company; provided, however, that Members shall be required to reimburse the Company pursuant to Sections 7.8, 8.11 and 10.1 for certain expenses incurred by the Company; further provided, that Members may be liable under the Act to the Company for certain distributions as noted in Section 5.5. No Member shall be liable for the debts or liabilities of the Company.

2.5.           Interest on Contributions and Member Loans. A Member who in aid of the Company makes any loan, payment or advance in excess of the amount that the Member is obligated to make as set forth in Exhibit "B", shall be paid interest quarterly on the excess contribution from the date of payment or advance at the Interest Rate; provided, however, that interest shall neither accrue nor be paid with respect to any future Company capitalization contribution. Interest paid pursuant to the provisions of this Section shall be deducted from Company income, like any other expense, in determining the net profit or loss to the Members in accordance with Article IV. Except as provided in this Section, no Member shall be entitled to receive interest on payments or contributions to the Company.

ARTICLE III

MANAGEMENT OF THE COMPANY

3.1.           Management by Manager. Subject to the provisions of Section 10.1 and the provisions of this Section, the Company shall be managed by one Manager. A Manager shall serve until his or her retirement, resignation, death or Incapacity, or until removal from office as provided in this Section. The initial Manager of the Company shall be MARIANNE BOYD JOHNSON, who shall serve until her retirement, resignation, death, Incapacity or removal. If Marianne Boyd Johnson should retire, resign, die, become Incapacitated, be removed or otherwise fail or refuse to serve, WILLIAM R. BOYD shall serve until his retirement, resignation, death, Incapacity or removal. If William R. Boyd should retire, resign, die, become Incapacitated, be removed as Manager or otherwise fail or refuse to serve, SMW LLC, a Nevada limited-liability company shall serve until its, resignation or removal. Should SMW LLC resign, be removed, or otherwise fail or refuse to serve, a Majority of Eligible Members shall appoint a successor Manager who has agreed in writing to serve as Manager; provided, however, that SMW LLC shall not be removed except by the procedures set forth in the following paragraphs of this Section. Notwithstanding the foregoing, if William R. Boyd’s or SMW LLC’s succession to service as Manager would result in liability for that party pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 (“16(b) Liability”), the prospective successor Manager shall have the right and option to defer service as Manager (i) for eight (8) months or (ii) until succession would not generate 16(b) Liability, whichever period is shorter. In the event of such deferral, Chris L. Wilcox, C.P.A. shall appoint an individual to serve as interim Manager until the prospective Manager’s deferral of service has terminated; provided, however, that if Chris L. Wilcox, C.P.A. should be unable or unwilling appoint an interim Manager, the Accountants shall be requested by the prospective Manager to appoint an individual to serve as interim Manager.

Marianne Boyd Johnson, William R. Boyd and SMW LLC may be removed from office only by the unanimous vote of all Eligible Members, in which event the removed party’s successor, if named or provided for in the immediately preceding paragraph above shall serve. A Manager other than Marianne Boyd Johnson, William R. Boyd or SMW LLC may be removed from office and replaced by a new Manager who has agreed in writing to serve as Manager. Such removal and replacement shall require the vote of a Majority of Eligible Members stating such removal and specifically naming the replacement Manager who has agreed in writing to serve as Manager. A vote for removal of a Manager other than Marianne Boyd Johnson, William R. Boyd or SMW LLC from office shall be of no force or effect unless the replacement Manager is named in that vote and the replacement Manager has agreed in writing to serve at the time of the vote. In the event of any conflict between the provisions of this paragraph and the following paragraph, the provisions of the following paragraph shall prevail.

At all times during which the Company and/or the Manager (in his, her or its capacity as Manager) is subject to compliance with the gaming licensing requirements of any Gaming Jurisdiction, any Manager found unsuitable to be a Manager by the applicable Gaming Authority or whose License is revoked by that Gaming Authority shall cease being a Manager at the time of such finding or termination. So long as required by a Gaming Act or Gaming Regulation, Managers not already holding a License at the time of assuming office shall apply for a License if and as required by the provisions of the applicable Gaming Act or Gaming Regulation. If a Manager does not apply for a License as required by the provisions of a Gaming Act or Gaming Regulation and the applicable Gaming Authority makes a finding of unsuitability for that reason, or if the Manager is denied a License or has his, her or its License revoked by the Gaming Authority, upon receiving notice thereof from the Gaming Authority, the Manager shall cease being a Manager and the Company shall not allow him, her or it to exercise significant influence over any Company activities. The Company shall promptly notify the Gaming Authority of the succession or appointment of any replacement Manager, which succession or appointment shall proceed in accordance with the preceding provisions of this Section.

3.2.           Performance of Duties and Responsibilities of Manager and Members. Subject to the provisions of this Section and Sections 3.3, 3.4 and 10.2, the sole duty of the Manager to the Company, to any Member, or to any other person that is a party to or otherwise bound by this Agreement is the implied covenant of good faith and fair dealing. The Manager shall not be liable for breach of contract or breach of duties, if any, including fiduciary duties, to the Company, to any Member, or to any other person that is a party to or otherwise bound by this Agreement; provided, however, that the foregoing shall not limit or eliminate liability of the Manager for any conduct that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

In no event shall the Manager, a Member, or other person be liable for breach of duties, if any, including fiduciary duties, to the Company, to any Member, to the Manager or to another person that is a party to or otherwise bound by this Agreement for conduct undertaken in the Manager’s, Member’s or other person’s good faith reliance on the provisions of this Agreement.

If, and to the extent that, a Member or Manager has duties to the Company, another Member, the Manager or another person that is a party to or is otherwise bound by this Agreement, such duties are hereby eliminated save and except for the implied contractual covenant of good faith and fair dealing.

3.3.           Authority of Manager. Subject to the terms and conditions set forth in the Articles, this Agreement and, to the extent applicable, the Act, including, but not limited to the terms and conditions in this Section and Sections 3.2 and 3.4, the Manager shall have complete authority over and exclusive control and management of the business and affairs of the Company, including full power, discretion and authority in all respects generally to handle, manage, operate and dispose of the whole or any part of Company assets in such manner and upon such terms and conditions as the Manager may, in good faith and in fair dealing, deem advisable for Company purposes. All discretions conferred upon the Manager in this Agreement, unless specifically limited in this Agreement (and, particularly, by the provisions, terms and conditions set forth in Sections 3.2 and 3.4) or by law, shall be absolute, and exercise of such discretion shall be conclusive on all persons interested in the Company or its assets. In connection with such management, subject to the provisions of Sections 3.2 and 3.4, the Manager may employ or contract with, on behalf of the Company, any other parties to perform services for the Company, including a Member, persons employed by, affiliated with or related to the Manager or any Member, or by whom a Manager or Member may be employed. Unless otherwise specified in this Agreement, any act, approval, vote or consent of the "Company" shall mean the act, approval, vote or consent of the Manager on behalf of the Company. Without limiting the generality of the foregoing, the Manager shall have the right if, as, and when the Manager deems necessary or appropriate on behalf of the Company, subject to the terms and conditions of this Agreement (and, particularly, the provisions, terms and conditions set forth in Sections 3.2 and 3.4), to do the following:

(a)              To negotiate, enter into, sign on behalf of the Company and perform contracts, agreements, amendments, assignments, restatements and other documents of any kind or nature necessary or desirable relative to, or relating in any way to the Company assets or any portion thereof;

(b)             To borrow money (whether from a Member or an unrelated party), issue evidence of indebtedness and secure the same by mortgage, deed of trust, security agreement, pledge, assignment or other lien or security interest;

(c)              To enter into, sign on behalf of the Company and perform contracts and agreements of any kind or nature necessary or desirable relative to Company assets, including contracts and agreements with any Member or the Manager and/or any principal or affiliate of any Member or the Manager;

(d)             To invest Company funds and do all acts which the Manager deems necessary or appropriate for the protection and preservation of Company assets;

(e)              To pay Company obligations, including tax obligations, and to appeal, compromise or settle, and to institute, prosecute and defend any and all decisions, actions or claims in favor of or against the Company or relating to its business or assets;

(f)              To initiate, institute, prosecute and/or defend suits at law or in equity on behalf of the Company;

(g)             To enter into and execute on behalf of the Company any and all documents and instruments of any kind which the Manager deems appropriate in exercising authority under the provisions of this Section and/or carrying out the purposes of the Company, including, without limiting the foregoing, powers of attorney, joint venture and partnership agreements, limited-liability company operating agreements, management agreements, account agreements, sale contracts, escrow instructions, promissory notes, security agreements, Uniform Commercial Code financing statements, and insuring agreements;

(h)             To exercise such further powers and to do such other acts as are necessary or appropriate in carrying out the Manager’s rights and duties under this Agreement;

(i)               To enter into and execute on behalf of the Company any contract or transaction between the Company and the Manager, between the Company and a Member, or between the Company and a corporation, firm, company or association in which the Manager or a Member is financially or otherwise interested;

(j)               To make elections to cause the basis of Company property to be adjusted for federal income tax purposes in the event of a transfer or assignment of a Member's interest by a Member, the death of a Member or the distribution of any property of the Company to a Member, all as provided in Section 7.10;

(k)             To exercise any and all Company rights, including the right to attend meetings, vote and give consent or approval, incident to the ownership by the Company of Boyd Stock and any other stock, venture interest, member's interest, partnership interest, beneficial or trustee interest or other interest in any business enterprise, trust or other entity in which the Company has an interest;

(l)               To apply and petition with governmental agencies, departments and entities for permits, licenses and approvals for and on behalf of the Company;

(m)               To invest Company Reserves;

(n)             To buy, sell, liquidate, exchange or otherwise hypothecate Boyd Stock and/or any other stock, bond, security, option or other interest held by the Company and to exercise or refrain from exercising any option held by the Company to acquire or convert any asset.

(o)             To issue additional Units.

Notwithstanding any other provision of this Agreement to the contrary, no lender, purchaser, seller, escrow company, investment company, investment bank or other party dealing with or contracting with the Company shall be required to look to the application of proceeds or to verify any representation by the Manager as to the authority of the Manager under this Agreement or the extent of the interest and the assets of the Company that the Manager is entitled to encumber, sell, exchange or otherwise use or deal with, or as to the extent of the interests and assets, including stocks, bonds and other securities of Boyd Gaming, any other Gaming Company and other companies that the Manager is entitled to cause the Company to acquire, sell or exchange. Any such lender, purchaser, seller, escrow company, investment company, investment bank or other party shall be entitled to rely exclusively on the representations of the Manager as to the Manager’s authority to enter into such financing, sale, purchase, exchange or other arrangement or contract and shall be entitled to deal with the Manager as if the Manager were the sole party in interest therein, both legally and beneficially. Each Member, by executing this Agreement, by accepting a Member’s interest in the Company, or by executing a Recognition and Attornment Agreement generally in the form of Exhibit “D” to this Agreement, waives any and all defenses and remedies that may be available against any such lender, purchaser, seller, escrow company, investment company, investment bank or other party to contest, negate or disaffirm any action of the Manager in connection with any such sale, exchange, financing, purchase or other arrangement, contract, acquisition or transaction.

3.4.           Limitation of Manager Power and Authority. Notwithstanding any other provision of this Article, the Manager shall have no right to do any of the following without the prior vote or written consent of a Majority of Eligible Members:

(a)              Admit additional Members to the Company other than (i) a Permitted Assignee or (ii) one or more substituted Members for the Member’s Interest or a portion of a Member’s Interest held by one or more then-existing Members. (The admission of a new Member to the Company shall also be subject to the provisions of Section 7.6);

(b)             Incur an indebtedness obligation or series of related indebtedness obligations in excess of TWENTY MILLION DOLLARS ($20,000,000); provided, however, that the $20,000,000 amount shall be adjusted at the beginning of each calendar year commencing in calendar year 2024 based on increases and decreases in the Index. The adjustment shall be accomplished by multiplying the $20,000,000 by a fraction, the numerator of which shall be the Index number for November of the expiring calendar year, and the denominator of which shall be the Index number for February 2023;

3.5.           Gaming Restrictions on Employees. At all times during which the Company is subject to compliance with the gaming licensing requirements of any Gaming Jurisdiction, if an employee of the Company is required to obtain a License individually and does not apply for a License as required by a Gaming Act or Gaming Regulations after a Gaming Authority requests him or her to do so, and the Gaming Authority makes a finding of unsuitability for that reason, or if an employee is denied a License or has his or her License revoked by a Gaming Authority, upon receiving notice thereof from the Gaming Authority, the Company shall remove him or her as an employee and not allow him or her to exercise significant influence over any Company activities. If the Company designates another employee to replace the employee whose employment was modified, the Company shall promptly notify the applicable Gaming Authority and require the newly designated employee to apply for a License, as applicable. The Company shall report to a Gaming Authority in writing any change in personnel who have been designated by the Gaming Authority as key executives as required by an applicable Gaming Act or Gaming Regulation.

3.6.           Exercise of Rights and Authority of Members. No Member or assignee, Transferee or distributee of a Member's interest shall have any right or authority to perform any acts on behalf of the Company or participate in any respect in the management or affairs of the Company except as expressly provided in this Agreement.

3.7.           Actions of Manager. The Manager may take any action required or permitted to be taken by this Agreement. If the Manager so chooses, or if requested by a party with which the Manager is dealing in the management of the business and affairs of the Company, such action may be evidenced by a written consent to such action signed by the Manager. Any such written consent, or a copy thereof, shall be filed with the records of the Company.

3.8.           Manager Compensation. The Manager may be reasonably compensated for the Manager’s time and services if payment of such compensation and the amount of payment are authorized by the written consent of a Super Majority of Eligible Members. Neither the payment of compensation nor the reimbursement of expenses of the Manager shall be construed to preclude the Manager from serving the Company in any other capacity and receiving compensation for that service.

3.9.            Bookkeeping, Records and Statements of Account. The Manager shall do the following:

(a)              Maintain at the expense of the Company complete and accurate records of all material rights and interests acquired by or disposed of by the Company, all material correspondence relating to Company business, and records of all material statements, bills and other instruments furnished the Company in connection with its business, all of which shall be kept in the possession and control of the Company for not less than five (5) years;

(b)              Maintain at the expense of the Company adequate records and accounts of operations and expenditures and furnish all Members with annual statements of account as of the end of each calendar year, together with all necessary tax reporting information;

(c)              Employ at the expense of the Company such Accountants as the Manager may designate to maintain Company accounts and prepare statements of account and all tax reporting information.

3.10.        Company Expenses. Subject to the other provisions of this Agreement, the Company shall pay or reimburse the Manager for all expenses of the Company reasonably incurred or paid by the Manager so long as the incurring or paying of such expense is not prohibited by this Agreement.

3.11.        Indemnification of Members, Manager and Member Principals. Subject to the subsequent provisions of this Section, and to the fullest and greatest extent permitted under Act Section 86.411 and Act Section 86.421, the Company shall indemnify any Member or Manager who was or is a party or is threatened to be made a party to any threatened, pending or completed Action, including an Action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that the Member or Manager is or was a Manager, Member, employee or agent of the Company, or is or was serving at the request of the Company as a Manager, Member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise. Unless ordered by a court or advanced pursuant to Act Section 86.441 (and the subsequent provisions of this Section), indemnification under the provisions of the foregoing provisions of this paragraph and Act Section 86.411 or Act Section 86.421 may be made by the Company only as authorized in the specific case upon a determination that indemnification of the Member or Manager is proper in the circumstances. That determination shall be made by the Manager, whether or not the Manager is a party to the Action; provided, however, that if the Manager is a party to the Action, the Company shall not indemnify the Manager with respect to the Action if it is ultimately and expressly determined in a final adjudication by a court of competent jurisdiction that the Manager was not entitled to indemnification under the provisions of the Act or this Agreement (including, but not limited to, the provisions of any of the following paragraphs of this Section), in which event the Manager shall repay to the Company any funds advanced by the Company in indemnifying the Manager with respect to the Action.

In addition to the foregoing, as contemplated in Act Section 86.451, the Company shall indemnify a Manager who was or is a party or is threatened to be made a party to any threatened, pending or completed Action, including an Action by or in the right of the Company to procure a judgment in its favor, by reason of any actual or purported acts or omissions of the Manager in his or her official capacity as Manager or in another capacity while holding office as Manager, except that indemnification, unless ordered by a court pursuant to Act Section 86.421 or for the advancement of expenses made pursuant to Act Section 86.441 (and the subsequent provisions of this Section), may not be made to or on behalf of a Manager if a final adjudication by a court of competent jurisdiction establishes that the Manager’s acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the Action, in which event the Manager shall repay to the Company any funds advanced by the Company in indemnifying the Manager with respect to the Action.

In addition to the foregoing, as contemplated in Act Section 86.451, the Company shall indemnify any Member, Manager or Member Principal who was or is a party or is threatened to be made a party to any threatened, pending or completed Action arising from, incident to, or related to any Claim, by reason of the fact that the Member, Manager or Member Principal was the owner or holder of any Boyd Stock held by the Company or any interest in that Boyd Stock (whether in an individual, trustee or any other capacity) at any time prior to the date that ownership of the Boyd Stock vests in the Company. The expenses of the Member, Manager or Member Principal incurred in defending the threatened, pending or completed Action shall be paid by the Company as they are incurred and in advance of the final disposition of the Action upon receipt of an undertaking by or on behalf of the Member, Manager or Member Principal to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Member, Manager or Member Principal is not entitled to be indemnified by the Company. Notwithstanding the foregoing, indemnification, unless ordered by a court pursuant to Act Section 86.421 or for the advancement of expenses made pursuant to either Act Section 441 (and the subsequent provisions of this Section) or the forgoing provisions of this paragraph, may not be made to or on behalf of any Member, Manager or Member Principal if a final adjudication by a court of competent jurisdiction establishes that the Member’s, Manager’s or Member Principal’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action, in which event the Member, Manager or Member Principal shall repay to the Company any funds advanced by the Company in indemnifying the Manager with respect to the Action.

As contemplated in Act Section 86.441, the expenses of a Member or Manager incurred in defending a threatened, pending or completed Action with respect to which the Member or Manager is entitled to indemnification pursuant to the foregoing provisions of this Section, must be paid by the Company as they are incurred and in advance of the final disposition of the Action upon receipt of an undertaking by or on behalf of the Member or Manager to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Member or Manager is not entitled to be indemnified by the Company. If a final adjudication so establishes, following such final adjudication, the Member or Manager shall repay to the Company any funds advanced by the Company in payment of the Member’s or Manager’s expenses incurred in defending the Action. The foregoing does not affect any rights to advancement of expenses to which personnel of the Company other than Managers or Members may be entitled under this Agreement, any contract or otherwise by law.

To the extent that a Manager, Member, employee or agent of the Company has been successful on the merits or otherwise in defense of any Action described in Act Section 86.411 or Act Section 86.421, or in defense of any claim, issue or matter therein, the Company shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Indemnification or advancement of expenses of a Member, Manager or Member Principal authorized in this Section or ordered by a court continues for a person who has ceased to be a Member, Manager or Member Principal and inures to the benefit of the heirs, successors, executors and administrators of such a person.

Nothing in the foregoing is intended to preclude the Company, upon authorization by the Manager, from (i) purchasing and maintaining insurance or making financial arrangements as contemplated and permitted in Act Section 86.461 if the Manager so elects and/or (ii) indemnifying any officer, employee or agent of the Company, other than the Manager or a Member, who was or is a party or is threatened to be made a party to any threatened, pending or completed Action, including an Action by or in the right of the Company, to the extent not prohibited by the Act, subject to any required conditions and limitations set forth in the Act.

3.12.        Actions of Members. There shall be no requirement for annual or other periodic meetings of Members. Meetings of Members, if and when held, may be held at the principal office of the Company, at the registered office of the Company or at such other place or places within Clark County, Nevada on the call of the Manager or on the call of a Super Majority of Eligible Members on notice of at least ten (10) business days to all Members specifying the date, time and location in Clark County, Nevada of the meeting, unless such notice is waived in writing by all Eligible Members.

Members may participate in a meeting of Members by means of a telephone conference or similar method of communication by which all persons participating can hear each other. Participation in a meeting in such manner constitutes presence in person at the meeting. Any meeting of Members, no matter where held, at which all of the Eligible Members shall be present either in person or by proxy, even though without notice or of which notice shall have been waived by all absentee Eligible Members, shall be valid for all purposes unless otherwise indicated in the notice calling the meeting or in the waiver of notice.

A Majority of Eligible Members shall constitute a quorum for the transaction of business, but if at any meeting of Members there be less than a quorum present, a majority of those present may adjourn from time to time until a quorum shall be present, and no notice of such adjournment shall be required. Any action of Members may be taken if authorized by the vote of a Majority of Eligible Members unless the vote of Eligible Members holding a greater percentage of Eligible Units is required by law, by this Agreement or by the Articles, in which case such greater percentage shall be required.

Eligible Members shall be entitled to vote or grant consent in person or by the Eligible Member’s duly authorized proxy, appointed by instrument in writing and subscribed by such Eligible Member. The written instrument appointing the proxy must be delivered to the Manager prior to voting, and the instrument shall be retained by the Manager with any minutes of the meeting or the written consent. Any such instrument shall be deemed to expire eleven (11) months following the date of deposit of the instrument with the Manager unless (i) the instrument specifies its expiration date, in which case it shall expire as of the date so specified, unless revoked prior thereto, (ii) the instrument specifies that it shall not expire unless and until revoked, or (iii) the instrument is revoked by an instrument in writing subscribed by such Eligible Member and deposited with the Manager, in which case the original proxy instrument shall be deemed revoked at the time of deposit of the revoking instrument with the Manager, regardless of any expiration date set forth in the original proxy instrument or any statement in the original proxy instrument that it shall not expire unless and until revoked.

Whenever Eligible Members entitled to vote at any meeting of Members consent either by (i) a writing in the records of the meeting or filed with the books and records of the Company, (ii) presence at such meeting and oral consent entered on the minutes or (iii) taking part in the deliberations at such meeting without objection, the actions undertaken at such meeting or as set forth in that writing shall be as valid as if had at a meeting, regularly called and noticed. Further, notwithstanding any other statement, indication or implication to the contrary in this Agreement, any vote, consent or other action of Members that is required or permitted to be taken at any meeting of Members may be taken without a meeting if written consent to that action is signed by a Majority of Eligible Members unless the vote of Eligible Members holding a greater percentage of Eligible Units is required by law, by this Agreement or by the Articles, in which case such greater percentage shall be required. After each meeting of Members, the Manager shall document in the form of meeting minutes, all matters approved by the vote or consent of Eligible Members at the meeting.

Each Member shall upon request of the Manager execute such agreements, certificates, amendments and other documents and perform such other acts as may be reasonably requested by the Manager from time to time.

3.13.        Computation of Votes of Members. Each Member holding one or more Units (or fraction of a Unit) and who is an Eligible Member shall have one vote (or fraction of vote) for each Unit (or fraction of Unit) that is an Eligible Unit held by that Eligible Member.

3.14        Derivative Actions. No Member and no Transferee may bring an action in the right of the Company to recover a judgment in its favor under the provisions of Act Section 86.483.

ARTICLE IV

CAPITAL ACCOUNTS AND

ALLOCATION OF PROFITS AND LOSSES

4.1.           Establishment of Capital Accounts. A capital account shall be maintained for each Member’s interest, which account shall be credited with the amounts of the Member’s contributions (but not loans) to the Company (including the fair market value of contributed property as determined by the Manager, in the Manager’s discretion, net of liabilities encumbering the property which are assumed by the Company or to which the property is subject at the time of contribution); shall be credited or charged, as the case may be, with profits, losses, income, deductions, gains and credits pursuant to this Agreement; and shall be charged with the amount of any distributions to the Member pursuant to this Agreement. Capital accounts shall be maintained and adjusted in accordance with Exhibit "C" attached hereto and by this reference incorporated into this Agreement, so as to comply with Code Section 704. Loans to the Company by any Member shall not be considered contributions to the Company. For purposes of adjustments to capital accounts, tax exempt income of the Company is and shall be considered "income". Each capital account shall be reduced by the Member's Membership Percentage of Company expenses (including Code Section 705(a)(2)(B) items) that are not deductible for Federal income tax purposes. Such expenses shall not, however, include payments of indebtedness or expenditures to the extent included in the basis of any Company asset.

4.2.           General Allocation Provisions. Subject to Section 4.3 and the other Sections in this Article, and subject to the provisions of Exhibit “C” attached hereto and by this reference incorporated into this Agreement (which Sections and provisions shall take precedence and priority over the provisions of this Section), the profits and losses of the Company and each item of income, gain, loss, deduction and credit entering into the computation thereof shall be allocated among Members in percentages equal to their Membership Percentages.

4.3.           Special Allocations. The Members are required to collectively contribute FOUR MILLION FOUR HUNDRED THOUSAND (4,400,000) shares of Boyd Stock to the Company by way of initial capital contributions. Notwithstanding the provisions of Section 4.2, if, by reason of one or more Members not having fully contributed the Member’s or Members’ shares of Boyd Stock initial capital contributions, the Company becomes entitled to receive dividends from Boyd Stock, but fewer than 4,400,000 shares of Boyd Stock, the income resulting from the Company’s receipt of those dividends shall be allocated to the Member or Members who contributed the shares of Boyd Stock with respect to which the dividends are paid. All other items of income, gain, loss, deduction and credit entering into the computation of Company profits and losses shall be allocated among the Members in percentages equal to their Membership Percentages.

4.4.           Allocation with Respect to Certain Company Properties. Notwithstanding the provisions of Section 4.2, each item of income, gain, loss and deduction with respect to any property contributed to the capital of the Company, including any amortization or depreciation of that property and any gain upon disposition of that property, shall, solely for federal income tax reporting purposes (and not for capital account purposes), be allocated among Members in accordance with the provisions of Code Section 704I and the Regulations promulgated thereunder, taking into account any variation between the Company's adjusted basis of the property for federal income tax purposes (“tax basis”) and its fair market value as reflected on the books of the Company (“book basis”) at the time of contribution.

Any item of loss or deduction attributed to property contributed by a Member shall, to the extent of the excess of (i) the tax basis of the property at the time of contribution over (ii) the property’s book basis at the time of contribution shall be allocated in its entirety to the contributing Member. The tax basis of such property for purposes of computing the amounts of all items allocated to any other Member shall be equal to its book basis at the time of contribution to the Company.

Subject to the foregoing provisions of this Section, any elections or other decisions relating to allocations with respect to such contributed property may be made by the Manager in any manner permitted by the Regulations promulgated under Code Section 704I, in the Manager’s discretion, after consultation with the Accountants.

Allocations pursuant to this Section 4.4 are solely for purposes of federal income taxes and shall not affect or be taken into account in computing any Member’s capital account, distributions or Membership Percentage. Subject to any applicable provisions of Section 4.3, “book” allocations of each item of income, gain, loss and deduction with respect to any such property shall be among Members in percentages equal to their Membership Percentages.

4.5.           Allocations in the Event of Assignment. Unless otherwise determined or approved by the Manager, at the Manager’s option and discretion, for any Tax Year during which a Member's interest is assigned by a Member (or by a Representative or Transferee of a Member), profits and losses of the Company and each item of income, gain, loss, deduction and credit entering into the computation thereof that are allocable in respect of the assigned interest shall be apportioned between the assignor and the assignee of the interest on the basis of the number of days during such Tax Year that each is the owner of the Member’s interest (determined by the effective date of the assignment as set forth in Section 7.7) without regard to the results of Company operations before or after such assignment or any payments or distributions made to Members before or after such assignment, except as otherwise provided in and required by Code Section 706(d)(2). Profits, gains and losses resulting from a constructive distribution or a constructive reformation of the Company for federal income tax purposes as a result of the assignment of a Member's interest (and any adjustment of Members' capital accounts resulting therefrom as contemplated in Paragraph 4 of Exhibit “C”) shall be allocated among Members in the manner provided in Section 4.2.

ARTICLE V

DISTRIBUTIONS

5.1.          Retention of Cash and Maintenance of Reserves. Subject to the provisions of Section 2.1, which shall take priority and precedence over the provisions of this Section, the Manager shall cause the Company to retain such cash as the Manager, in the Manager’s sole discretion, deems advisable for the maintenance by the Company of a sound financial position, including, but not limited to, the establishment and maintenance of reserves deemed by the Manager to be required or advisable for (i) ownership, preservation and maintenance of Company property, (ii) payment and funding of Company obligations and (iii) compliance with the provisions of Section 5.5 and Act Section 86.343. The amount of cash to be retained as so determined by the Manager is referred to in this Agreement as the “Reserves”. In determining the sufficiency of Reserves, the Manager shall take into consideration (i) the fact that Members have no obligation to make additional contributions to the Company, (ii) the effect of monetary inflation and deflation and (iii) increases and decreases in the cost of living and the cost of doing business.

The Manager shall have the right (but not the obligation) to invest the Reserves, or such portion thereof as the Manager deems advisable, in Low Risk Investments from time to time for the purpose of providing the Company with interest (or similar) income from the Reserves.

5.2.          Distributions. Distributions may be made from time to time, or not made, at the sole discretion of the Manager, taking into account the provisions of Section 2.1 and all of the other provisions of this Article V. Any distributions shall be made to Members and Transferees in percentages equal to their Membership Percentages; provided, however, that if, by reason of one or more Members not having fully contributed the Member’s or Members’ shares of Boyd Stock initial capital contributions, the Company becomes entitled to receive and does receive dividends from Boyd Stock, but from fewer than FOUR MILLION FOUR HUNDRED THOUSAND (4,400,000) shares of Boyd Stock, then prior to making any other cash distributions, an amount of cash equal to the amount of the received dividends shall first be distributed to the Member or Members who contributed the shares of Boyd Stock with respect to which the dividends were paid, in the proportions of the shares contributed by the Members.

5.3.           Final Distributions. The amounts of distributions and the times and rights to distributions following dissolution of the Company shall be as set forth in Article VI.

5.4.           Nature of Distributions. Regardless of the nature of its contributions, a Member, or a Transferee, has no right to any distribution from the Company in any form other than cash.

5.5.           Limitations on Distributions. Notwithstanding any provision of this Article V, distributions to Members and Transferees shall be subject to the provisions of Section 2.1, which provisions shall prevail to the extent in conflict with any provision of this Article V.

Notwithstanding any other provision of this Agreement, as provided, determined and measured in Act Section 86.343, a distribution from the Company must not be made if, after giving it effect (i) the Company would not be able to pay its debts as they become due in the usual course of business or (ii)  the total assets of the Company (valued in a manner permitted in Act Section 86.343) will be less than the sum of its total liabilities. Members and Transferees who receive distributions in violation of Act Section 86.343 may be liable to the Company for the amount of the distributions as provided in that Act Section. No Member shall be entitled to the return of its contribution, and no Member or Transferee shall be entitled to a distribution from the Company except as specifically provided in this Agreement.

ARTICLE VI

MEMBER RESIGNATION, WITHDRAWAL OR RETIREMENT; COMPANY DISSOLUTION

6.1.           Member Resignation, Withdrawal or Retirement. Except as otherwise provided in Section 2.1, a Member may not resign, withdraw, retire or otherwise dissociate from the Company as a Member of the Company before dissolution and winding up of the Company. If a Member resigns, withdraws, retires or otherwise dissociates in violation of this Agreement, the Member shall thereupon and thereafter have the status of a Transferee with respect to all Units held by the Member. The Member shall no longer be an Eligible Member, and all Units of the Member shall become Ineligible Units and shall remain so while they are held by the Member or any assignee of the Member that is not, or that does not become, a substituted Member. Except as may be otherwise provided in this Agreement, those Ineligible Units shall become Eligible Units if acquired by a party that is or becomes a substituted Member with respect to those Units pursuant to the provisions of Section 7.1. Further, and notwithstanding any provision of the Act, a Member who resigns, withdraws, retires or dissociates in violation of this Agreement shall not become entitled to any payment or other amount for the Member's interest by reason of resigning, withdrawing, retiring or dissociating. In that regard the resigning, withdrawing, retiring or dissociating Member shall continue to be entitled to receive all distributions to which Members and Transferees are entitled under the provisions of Article V, but the resigning, withdrawing, retiring or dissociating Member shall be otherwise entitled to payment or other amount for the Member’s interest only in accordance with Section 6.6 upon the dissolution and winding up of the Company. The resignation, withdrawal, retirement or dissociation by a Member shall not cause the Company to be dissolved. Upon the resignation, withdrawal, retirement or dissociation of a Member in violation of this Agreement, Eligible Members shall have the rights and options set forth in Article VIII.

No assignee, including a Permitted Assignee, that has ever resigned, retired or otherwise dissociated from the Company as a Member of the Company shall have the right to become a substituted Member with respect to an assigned Member’s interest of another Member. Any such dissociating assignee shall have the status of a Transferee with respect to any assigned Units, and any Units assigned to the dissociating assignee shall be Ineligible Units so long as held by the dissociating assignee. In the event of conflict between the provisions of this paragraph and the provisions of this Agreement other than Sections 7.12, 7.13 and 10.1, the provisions of this paragraph shall prevail. In the event of conflict between the provisions of this paragraph and the provisions of Section 7.12, 7.13 or 10.1, the applicable provisions of Sections 7.12, 7.13 or 10.1 shall prevail.

6.2.           Consequences of Certain Events. The original Members of the Company hereby acknowledge and express their general reluctance to enter into business arrangements, ventures or investment organizations with parties other than Permitted Assignees, and further acknowledge and express their willingness to do so with those parties only because of special circumstances. Those special circumstances include the following: (i) the Members and Permitted Assignees are each and all family relatives (or owned or controlled by family relatives, or beneficiaries or trustees of which are family relatives) all related to each other, being William S. Boyd, children, grandchildren and other issue of William S. Boyd; (ii) Boyd Stock owned by William S. Boyd, the Members and Permitted Assignees has historically been and continues to be successfully managed by family members for the benefit of all of the family members; (iii) as family members, many of those parties share many of the same family-related philosophies, interests, needs, goals and objectives; (iv) those consistent, family-related philosophies interests, needs, goals and objectives ensure the long-term existence and success of Boyd Gaming as an on-going entity; (v) those consistent family-related philosophies, interests, needs, goals and objectives are best realized by on-going cohesive management of Boyd Stock, consistent with past management to preserve Boyd Stock for the benefit of Members and, if applicable, their trustees and beneficiaries; and (vi) Members generally have no long term need to sell or liquidate the Company or its assets, or to terminate the Company's affairs. Those special circumstances also include the laws of the State of Nevada that excuse the Company and its Members from accepting performance from, or rendering performance to, other parties without the consent of the Company and its Members, which laws include, but are not limited to (i) Act Section 86.335(2), (ii) Act Section 86.351(1) and (iii) multiple provisions of the Act that expressly and specifically permit the Members to govern their affairs by contracting among themselves in this Agreement with the force of law. In consideration of all of the foregoing, the Members have included in this Agreement the provisions of this Section, the provisions of Article VII and the provisions of Article VIII. The provisions of Article VIII are necessary, not only to prevent the Company and Members from being obligated to accept performances from, and rendering performances to, other parties, but to ensure Company stability and continuation, as well as efficient transitions with minimum disruption and reasonable certainty to the Company and Members with regard to transaction costs.

Upon the death of a Member, including a Member acting as a Member by virtue of being a trustee of a trust, or upon a Member being adjudicated incompetent to manage his or her person or his or her estate by entry of an order of a court of competent jurisdiction, the Member’s Representative or successor trustee shall be deemed to be an Eligible Member with respect to any Units held by the deceased or incompetent Member, and those Units shall be Eligible Units if the Member’s Representative or successor trustee is a Permitted Assignee, or if not a Permitted Assignee, at such time as the Member’s Representative or successor trustee becomes a substituted Member with respect to the Units. Until such time as the Member's Representative or successor trustee that is not a Permitted Assignee becomes a substituted Member with respect to Units held by the deceased or incompetent Member, the Units shall be deemed Ineligible Units and the party holding such Units shall have the status of a Transferee with respect to those Units. The death of a Member or a Member being adjudicated incompetent to manage his or her person or his or her estate shall not cause the Company to be dissolved. Upon the death of a Member, including a Member acting as a Member by virtue of being a trustee of a trust, Eligible Members shall have the rights and options set forth in Article VIII.

Upon the occurrence of a Credit Event with respect to a Member, any Units held by the Member shall become Ineligible Units; provided, however, that the Member’s Representative or successor shall be deemed to be an Eligible Member with respect to any Units held by the Member, and those Units shall become Eligible Units, if the Member’s Representative or successor is a Permitted Assignee, or at such time as the Member’s Representative becomes a substituted Member with respect to the Units. Otherwise, except as specifically provided in Section 7.11 with respect to curing or redeeming Members, the Units shall be deemed Ineligible Units and the party holding such Units shall have the status of a Transferee with respect to those Units. A Credit Event with respect to a Member shall not cause the Company to be dissolved. Upon the occurrence of a Credit Event with respect to a Member, the Eligible Members shall have the rights and options set forth in Article VIII.

Upon the dissolution of a Member, Representatives and successors of the Member shall be deemed to be Eligible Members with respect to Units held by the dissolving Member, and such Units shall be Eligible Units if the Representatives or successors are Permitted Assignees or become substituted Members with respect to the Units. Unless and until such time as a Representative or successor that is not a Permitted Assignee becomes a substituted Member with respect to Units held by the dissolved Member, the Units shall be deemed to be Ineligible Units and the party holding such Units shall have the status of a Transferee with respect to those Units. Upon the dissolution of a Member, Eligible Members shall have the rights and options set forth in Article VIII. The dissolution of a Member shall not cause the Company to be dissolved.

6.3.           Events Requiring Dissolution. The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following, and only the following events:

(a)              Following the sale (but not the exchange) of all Boyd Stock acquired by the Company or the sale (but not the exchange) of all ownership interests in other entities acquired in exchange for Boyd Stock acquired by the Company;

(b)             Following the exchange of all Boyd Stock acquired and owned by the Company for ownership interests in other entities if the Manager determines, in the Manager’s sole discretion, that the acquired ownership interests do not collectively represent a significant ownership percentage in those other entities;

(c)              At the time, if any, specified in the Articles;

(d)             Upon the occurrence of an event specified in this Agreement, if any be specified;

(e)              By the unanimous affirmative vote or unanimous written agreement of all Eligible Members after 2062.

(f)              Upon entry by a district court of competent jurisdiction of a decree of judicial dissolution as provided in Act Section 86.495;

(g)             Within one year after the Company ceases to have any Members; but the Company is not required to be so dissolved and its affairs wound up if within that year (i) the Representative of the last remaining Member agrees in writing to continue the Company and the Representative or its nominee or designee is admitted as a Member pursuant to Section 7.12 or (ii) any party is admitted as a Member pursuant to Section 7.13 or any other provision of this Agreement;

(h)              At any time, in the sole and absolute discretion of the Manager.

6.4.           Articles of Dissolution. As soon as practicable after the dissolution of the Company, articles of dissolution shall be prepared and executed in accordance with the Act and filed with the Secretary of State of the State of Nevada in accordance with the Act.

6.5.           Winding Up. Following the occurrence of an event requiring dissolution of the Company, the Manager shall be entitled to wind up Company affairs. The Manager may elect to distribute some or all of the assets of the Company to Members and/or Transferees in kind or may elect to liquidate all of the assets of the Company. During the winding up of the affairs of the Company if the Manager determines that a liquidation of all or any portion of the Company's assets would cause undue loss to the Members and Transferees, then in order to avoid such loss, the Manager winding up affairs may defer liquidation of such assets and withhold such assets from distribution for a reasonable time except to the extent necessary to satisfy the Company's debts and obligations. If there is no Manager following the occurrence of an event requiring dissolution of the Company, the Eligible Members, or a person approved by the Eligible Members shall be entitled to wind up Company affairs, with the same right and authority given the Manager under the foregoing provisions of this Section. If there is no Manager and there are no Eligible Members following the occurrence of an event requiring dissolution, the Representatives of all Members, or a person approved by the Representatives of all Members shall be entitled to wind up Company affairs, with the same right and authority given the Manager under the foregoing provisions of this Section.

6.6.           Distribution of Assets after Dissolution. Subject to the provisions of Section 2.1, upon dissolution of the Company, the Manager or other person entitled to wind up Company affairs shall have the Accountants allocate the gain or loss realized from any liquidation of assets of the Company pursuant to Article IV and Exhibit “C” to this Agreement and shall thereafter apply and distribute the proceeds and assets of the Company in payment of the Company's liabilities in the following order of priority, subject to the provisions of Exhibit "C" to this Agreement, which provisions shall take precedence and priority over the provisions of this Section:

(a)              First to those owing to creditors, including Members who are creditors, in the order of priority as provided and to the extent otherwise permitted by law, except those to Members on account of their contributions and Members and Transferees on account of their capital accounts;

(b)             Next to those owing to Members and Transferees in respect of their share of the profits and other compensation by way of income on their contributions, taking into account the provisions of Article IV and Exhibit "C" to this Agreement;

(c)              Next to those owing to Members in respect of their contributions to capital and Transferees in respect to their capital accounts as follows. If capital account balances of the Members and Transferees are not then in the same proportion as the Membership Percentages of the Members and Transferees, assets shall first be distributed to such Members and Transferees in such amounts as will result in there being balances in capital accounts that are in the same relative proportions as the proportions of the Membership Percentages of the Members and Transferees. Remaining Company assets shall next be distributed to Members and Transferees then having positive capital account balances in the ratio of, and up to the amount of, their positive capital account balances. If any Members or Transferees shall then have negative capital account balances, remaining Company assets shall next be distributed to Members and Transferees with zero account balances in such ratios and amounts as will result in Members and Transferees having negative capital account balances in the same relative proportions as the proportions of the Membership Percentages of the Members and Transferees. Remaining Company assets shall thereafter be distributed among the Members and Transferees in percentages equal to their Membership Percentages.

The Manager or other person entitled to wind up Company affairs shall not otherwise be liable for repayment of capital contributions made by the Members or any portions thereof. Any such repayments shall be made solely from Company assets available for such repayment. No Manager shall be liable to the Company or any Member or Transferee to contribute capital to the Company on account of a capital account deficit of any Member or Transferee. The Manager or other person entitled to wind up Company affairs may make distributions to Members and Transferees in cash or in property, real or personal, or in undivided interests in real or personal property, or partly in cash and partly in such property or undivided interests therein, and to do so without regard to the income tax basis of any property distributed. The Manager or other person entitled to wind up Company affairs may make (i) distributions of cash to one or more Members and Transferees and distributions of different amounts of cash or no cash to other Members and Transferees and (ii) distributions of property or interests in property to one or more Members and Transferees and distributions of different property or interests in property, or distributions of no property or interests in property, to other Members and Transferees. The Manager or other person entitled to wind up Company affairs shall determine the value of property for the purpose of distributing that property or undivided interests in that property. That value shall be binding upon the Company and the Members and Transferees unless clearly capricious, erroneous and inequitable.

6.7.           No Deficit Restoration Obligation. Notwithstanding anything else in this Agreement to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member or Transferee to make a capital contribution in excess of the capital contributions (if any) required of a Member in Article II.

ARTICLE VII

ASSIGNMENTS AND TRANSFERS

AT ALL TIMES DURING WHICH THE COMPANY AND/OR ANY MEMBER (IN ITS CAPACITY AS MEMBER) IS SUBJECT TO COMPLIANCE WITH THE GAMING LICENSING REQUIREMENTS OF ANY GAMING JURISDICTION, NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, MEMBER'S INTERESTS SHALL AT ALL TIMES BE SUBJECT TO THE GAMING ACT AND GAMING REGULATIONS OF THAT GAMING JURISDICTION. AS A RESULT, ANY PURPORTED SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF ANY INTEREST IN THE COMPANY, INCLUDING ANY SECURITY ASSIGNMENT, FOR WHICH ADVANCE GAMING AUTHORITY APPROVAL IS REQUIRED UNDER THE APPLICABLE GAMING ACT OR GAMING REGULATIONS IS VOID UNLESS APPROVED IN ADVANCE BY THAT GAMING AUTHORITY. IF AND TO THE EXTENT REQUIRED BY AN APPLICABLE GAMING ACT AND/OR GAMING REGULATIONS, A MEMBER, TRANSFEREE, ASSIGNEE OR PLEDGEE OF A MEMBER'S INTEREST MUST BE INDIVIDUALLY REGISTERED, LICENSED OR FOUND SUITABLE ACCORDING TO THE PROVISIONS OF THE GAMING ACT OR GAMING REGULATIONS, A PARTY MAY NOT BECOME A MEMBER, TRANSFEREE, ASSIGNEE OR PLEDGEE OF A MEMBER'S INTEREST UNTIL IT SECURES THE REQUIRED APPROVAL OF THE APPLICABLE GAMING AUTHORITY.

THE APPROVALS, FINDINGS OF SUITABILITY, REGISTRATIONS AND LICENSES THAT ARE REQUIRED UNDER THE FOREGOING PROVISIONS OF THIS ARTICLE VII ARE EACH AND ALL REQUIRED “REGULATORY APPROVALS” AND “LICENSES” FOR PURPOSES OF THIS AGREEMENT.

7.1.           Consequences of Assignment. With respect to any conflict between the provisions of this Section 7.1 and provisions of Section 6.1, the preliminary provisions of this Article VII, Section 7.11, Section 7.12 and/or Section 7.13, the applicable provisions of Section 6.1, the preliminary provisions of this Article VII, Section 7.11, Section 7.12 and/or Section 7.13 shall prevail and take precedence and priority over the provisions of this Section 7.1.

A sale, assignment, transfer or other disposition of a Member's interest other than a Security Assignment is generally referred to as an "assignment" in this Agreement, and the purchaser, assignee, transferee or other recipient of the Member's interest is generally referred to as an "assignee" in this Agreement. No assignment by a Member of any of the Member's interest shall result in Company dissolution. Except as may be otherwise specifically provided in this Agreement, no assignment by a Member of any Member’s interest (whether resulting from voluntary or involuntary assignment) shall entitle the assignee to participate in the management of the business and affairs of the Company unless the assignee is or becomes a substituted Member as provided in this Agreement. Unless an assignee is or becomes a substituted Member, an assignee shall have the status of Transferee. Except as otherwise provided in this Agreement, the assigning Member shall be and remain liable and responsible for all of its obligations under this Agreement notwithstanding such assignment. Any assignee, including any Representative, shall be subject to the provisions of this Agreement with the same effect as if the assignee were a party hereto, and any and all of the assignee's interest shall be subject to any and all of the provisions of this Agreement. The acceptance of an assignment of a Member’s interest by an assignee shall constitute an acknowledgment and agreement by the assignee that the assignee's interest shall be subject to any and all of the provisions of this Agreement. Consequences of Security Assignments are set forth in Section 7.4.

The succession by a Representative to (i) a position held by a party with respect to a Member’s interest or (ii) the assets or estate of a Member that includes a Member’s interest is an “assignment” (and a Permitted Assignment) for purposes of this Article VII, and the Representative is an “assignee” (although not necessarily a Permitted Assignee) for purposes of this Article VII. The succession by a successor trustee or one or more successor co-trustees of a Member that is a Member by virtue of being a trust is an “assignment” (and a Permitted Assignment) for purposes of this Article VII, and the successor trustee or co-trustee is an “assignee” (although not necessarily a Permitted Assignee) for purposes of this Article VII.

A Permitted Assignee shall become a substituted Member with respect to an assigned Member's interest without the need for approval or consent of the Manager or any other Members upon fulfillment of any required conditions (if any) set forth in the preliminary provisions of this Article VII, Section 7.6 and/or Section 10.1, and if there are no such required conditions, then upon the effective date of the assignment as set forth in Section 7.7. A Representative that, in its non-representative capacity, is already a Permitted Assignee and who is (i) representing a Permitted Assignee, (ii) succeeding to a position held by a Permitted Assignee with respect to a Member’s interest or (iii) succeeding to the assets or estate of a Permitted Assignee that includes a Member’s interest shall become a substituted Member with respect to the represented Member's interest without the approval or consent of the Manager upon fulfillment of any required conditions (if any) set forth in the preliminary provisions of this Article VII, Section 7.6 and/or Section 10.1, and if there are no such required conditions, upon the effective date of the assignment as set forth in Section 7.7. A successor trustee or successor co-trustee that, in its non-trustee capacity, is already a Permitted Assignee and is succeeding to the position of trustee of a Permitted Assignee trust shall become a substituted Member with respect to the represented Member's interest without the approval or consent of the Manager upon fulfillment of any required conditions (if any) set forth in the preliminary provisions of this Article VII, Section 7.6 and/or Section 10.1, and if there are no such required conditions, upon the effective date of the assignment as set forth in Section 7.7.

Except as provided in the foregoing provisions of this Section and as may be otherwise expressly provided in Sections 7.11, 7.12, 7.13 and any other provision of this Agreement, no assignee, whether through purchase or otherwise, shall have a right to become a substituted Member with respect to such assigned Member's interest and participate in the management of the business and affairs of the Company, and no assigning Member shall have the right to make the assignee a substituted Member except upon (i) the written consent of the Manager (which may be withheld in the discretion of the Manager) and (ii) fulfillment of all required conditions (if any) set forth in the preliminary provisions of this Article VII, Section 7.6 and/or Section 10.1. No Representative, successor trustee or successor co-trustee that is not a Permitted Assignee in its non-representative or non-trustee capacity shall have the right to become a substituted Member with respect to the assigned Member's interest to which it succeeds and participate in the management of the business and affairs of the Company except upon (i) the written consent of the Manager (which may be withheld in the discretion of the Manager) and (ii) fulfillment of all required conditions (if any) set forth in the preliminary provisions of this Article VII, Section 7.6 and/or Section 10.1.

No substitution shall relieve or release the assigning Member from any then-existing liability to the Company. A substituted Member with respect to an assigned Member’s interest, including any Permitted Assignee, shall have the same right to participate in the management of the business and affairs of the Company with respect to the assigned Member’s Units as the assigning Member. In that regard, a substituted Member shall be an Eligible Member only with respect to Eligible Units assigned. With respect to any Units assigned by a Member as to which the assignee does not become a substituted Member, the assigned Units shall be deemed to be Ineligible Units.

If a Member’s interest becomes subject to a charging order under the provisions of Act Section 86.401, the judgment creditor shall not be entitled to participate in the management of the business and affairs of the Company and shall have the status of a Transferee. Any such Member’s interest shall be subject to the rights and options of Eligible Members as provided in Article VIII. Further, any Units that are subject to a charging order, while they are so subject, shall be deemed to be Ineligible Units.

If a Member is a corporation, partnership, joint venture, limited-liability company, or other entity or enterprise, and if at any time a majority-in-interest of the ownership interests of the Member cease to be owned by parties who were owners when the Member became a Member or who are Permitted Assignees, or if a Member is a trust or a trustee of a trust and a majority of the trustees or a majority of the beneficiaries having a beneficial interest in a majority of the trust income cease to be parties who were trustees or beneficiaries when the Member became a Member or who are Permitted Assignees, then in any such event, that Member shall be deemed for purposes of this Agreement to have made an assignment at that time of all of its Member's interest to the corporation, partnership, joint venture, limited-liability company, entity, enterprise, trustee or trust as then constituted, in which event the corporation, partnership, joint venture, limited-liability company, other entity, enterprise, trustee or trust as then constituted shall be deemed an “assignee” for purposes of this Agreement, and the first four paragraphs of this Section shall apply with respect to the deemed assignment.

7.2.           Rights upon Death, Incompetency or Dissolution. The provisions of Section 6.2 shall govern in the event of the death of a Member who is a natural person (whether in his or her individual capacity or as trustee of a trust), or upon his or her being adjudicated incompetent to manage his or her person or his or her estate. The provisions of Section 6.2 shall govern in the event of dissolution of a Member.

7.3.           Rights of First Refusal. No Member shall assign any of its Member's interest to any party other than in a Permitted Assignment or Security Assignment without first complying with the requirements set forth in this Article. Each Member hereby gives and grants to the other Eligible Members the pre-emptive and prior privileges, preferences, options and rights of first refusal which follow in this and the other Sections of this Article. Any attempted assignment of a Member's interest by a Member (other than in a Permitted Assignment or Security Assignment) that is undertaken without the assigning Member having first complied with all of the provisions of this Article, shall be null, void and subject to the prior rights of the other Eligible Members as set forth in this Agreement. Any assignment of a Member's interest in an assignment other than a Permitted Assignment or a Security Assignment is hereinafter referred to in this Section as an "Assignment". The provisions of this Section shall be applicable to and binding upon a Representative of a Member in the same manner as if the Representative were the applicable Member with respect to a Member's interest.

(a)              If a Member desires to make an Assignment, the Member shall first obtain a binding written agreement executed by the Member and the specific proposed assignee, in whose name the assigned Member's interest would reside in the books and records of the Company, setting forth the consideration, terms and conditions of the proposed Assignment, expressly and specifically conditioned upon, and only upon (i) the failure of any, or refusal of all of the other Eligible Members of the Member's Member Group (if any) to exercise their rights and options set forth in this Article, (ii) the failure of any, or refusal of all other Eligible Members to exercise their rights and options set forth in this Article and (iii)    the fulfillment of all conditions to Assignment set forth in this Agreement.

Thereafter, the assigning Member shall deliver a complete copy of the written agreement to the Manager and all other Eligible Members, together with a written offer to enter into that agreement with Eligible Members on the same terms and conditions set forth in the written agreement as more fully provided below. It shall be the obligation of the assigning Member to give a copy of the executed agreement to the Manager and all Eligible Members together with notice to each such Eligible Member (i) of the assigning Member’s desired assignment pursuant to the agreement, (ii) informing them of their purchase rights under the provisions of this Section, (iii) the time period within which and the manner in which the purchase rights must be exercised and (iv) if applicable, the rights of the Eligible Members under the provisions of Subsection 7.3(f). The notice shall be given as set forth in Subsection 7.3(h), and a copy of each notice to an Eligible Member shall be contemporaneously given to the Manager. The Manager shall have the right and option, but not the obligation, of giving such notice to the Eligible Members in the place and stead of the assigning Member.

(b)             Subject to the provisions of Subsection 7.3(f), if the assigning Member is a member of a Member Group, the other Eligible Members of the Member's Member Group shall have ninety (90) days after receipt of such offer within which to exercise their option to enter into such an agreement with the offering Member, unless all Eligible Members of the Member's Member Group sooner refuse in writing. Unless the option to acquire all of the subject Member's interest is exercised by one or more of the other Eligible Members of the Member's Member Group by dispatching written notice as set forth in Subsection 7.3(h) within those 90 days, the assigning Member shall thereafter give notice to the Manager and all other Eligible Members of the failure of any or refusal of all of the Eligible Members of the Member's Member Group to exercise their option to enter into such agreement, together with a written offer to enter into an agreement with any one or more of the other Eligible Members on the same terms and conditions set forth in the written agreement. The other Eligible Members shall have 90 days following receipt of such notice within which to exercise their option to enter into such an agreement with the offering Member unless they all sooner refuse in writing. The notice of exercise shall be given as set forth in Subsection 7.3(h). The Manager shall have the right and option, but not the obligation, of giving notices to Eligible Members in lieu of the assigning Member. Unless the option to enter into such agreement relative to all of the subject Member's interest is exercised by one or more of the other Eligible Members by dispatching written notice in accordance with Subsection 7.3(h) within those 90 days, the assigning Member shall be free to proceed with the Assignment transaction reflected in the written agreement (subject to the other provisions and conditions set forth in this Agreement) with, and only with, the other party to the written agreement, on the same terms and conditions set forth in the written agreement.

(c)              Subject to the provisions of Subsection 7(f), if the assigning Member is not a member of a Member Group, all other Eligible Members shall have ninety (90) days after receipt of such offer within which to exercise their option to enter into such an agreement with the offering Member, unless all Eligible Members sooner refuse in writing. Unless the option to enter into such agreement relative to all of the subject Member's interest is exercised by one or more Eligible Members by dispatching written notice in accordance with Subsection 7.3(h) within that 90 day period, the assigning Member shall be free to proceed with the Assignment transaction reflected in the written agreement (subject to the other provisions and conditions set forth in this Agreement) with, and only with, the other party to the written agreement, on the same terms and conditions set forth in the written agreement.

(d)             Except as provided in this Article, no Assignment (other than in a Permitted Assignment or Security Assignment) shall be made to a party unless the Member holding the Member's interest first offers to make the Assignment to Eligible Members in the manner noted above, and under no circumstances shall such an Assignment be made to any party or on any terms and conditions differing from those set forth in the submitted written agreement. It is the purpose of this Article to give Eligible Members a pre-emptive, prior privilege, right, preference and option with respect to any Assignment of a Member's interest (other than a Permitted Assignment or Security Assignment). Should more than one Eligible Member exercise their options to purchase under the provisions of this Section, then each such exercising Eligible Member shall be entitled, at a minimum, to acquire a percentage of the total interest being assigned, which percentage shall be computed by dividing (i) the number of Eligible Units held by such acquiring Eligible Member by (ii) the sum total of the Eligible Units held by all Eligible Members who exercise their options.

(e)              Notwithstanding the other provisions of this Article, the Eligible Members acquiring Member's interests under the provisions of this Section shall have the right to (i) withhold payment of consideration as noted in Section 7.6 and Section 10.1 and (ii) tender payment as noted in Section 8.8.

(f)              The acquiring Eligible Members shall not be obligated to give consideration that is anything other than money for an interest being assigned. If a Member desires to make an Assignment for consideration other than money, and the written agreement referenced in Subsection 7.3(a) above expressly provides for such consideration, the acquiring Eligible Members may acquire the Member's interest for money equal to the net fair market value (net of any liens and encumbrances) of the consideration being offered by the third party. That net fair market value, if not agreed upon, shall be determined by an appraisal process.

Specifically, the periods of “ninety (90) days” (and all references thereto) in the applicable Subsection 7.3(b) or 7.3(c) shall each and all be automatically extended to one hundred eighty (180) days, and the Eligible Members seeking to acquire the interest shall hire the services of a Qualified Appraiser for purposes of determining and notifying the assigning Member and the acquiring Eligible Members in writing of the net fair market value of the consideration. The determination of value by the Qualified Appraiser under the provisions of this Subsection shall be final and binding on all parties; provided, however, that if any acquiring Eligible Member determines that it is not in the best interest of that acquiring Eligible Member to acquire the subject Member's interest after determination of the net fair market value of the consideration, the Eligible Member shall have the right to cancel its proposed acquisition by dispatching written notice to the assigning Member within ten (10) business days following receipt from the Qualified Appraiser of written notice of the appraised value of the consideration. If such acquisition is cancelled, the formerly acquiring Eligible Member shall bear the Eligible Member’s share of the fees of the appraiser. Such share shall be a percentage of the fee determined by dividing the number of Eligible Units held by that Eligible Member by the total number of Eligible Units held by all Eligible Members seeking to acquire the interest. Otherwise, the fees of such appraiser shall be borne one-half by the assigning Member and one half by the acquiring Eligible Members. Any election or decision to cancel a proposed acquisition by an individual Eligible Member shall be made individually by the Eligible Member. However, the proposed acquisition of the subject Member's interest from the assigning Member shall not be cancelled if one or more (i) other Eligible Members of the assigning Member’s Member Group (if any) or (ii) other Eligible Members are willing to acquire all of the Member's interest proposed for Assignment.

(g)             Any foreclosure sale, sale on execution or similar sale, conveyance, assignment or transfer of Member's interest pursuant to any statutory, contractual or other rights of a secured party, judgment creditor or lien creditor, including any sale, conveyance or transfer in discharge of or incident to the payment of an indebtedness pursuant to any collateral assignment, pledge or other security instrument encumbering the Member's interest, shall be deemed for purposes of this Article to be an "Assignment" by the Member owning such interest, and any such foreclosure sale, sale on execution or other sale, conveyance, transfer or assignment (including, without limiting the foregoing, any transfer in discharge, in whole or in part, of any indebtedness) that is not a Permitted Assignment shall be subject to the rights of first refusal and options of the Eligible Members set forth in this Section, as well as any applicable purchase option set forth in Article VIII.

In that regard, any such creditor of the Member (or other assigning party) shall have the obligation prior to any such Assignment of first providing the other Eligible Members with the binding written agreement between the assigning party and the proposed assignee, together with the notices and offers to all other Eligible Members of the Member's Member Group (if any) and all other Eligible Members as required under the provisions of Subsections 7.3(a), 7.3(b) and 7.3(c) above. The Manager shall have the right and option, but not the obligation, of giving such notice to the Eligible Members in the place and stead of the creditor or other assigning party. The other Eligible Members of the Member's Group (if any) and all other Eligible Members shall, within the time periods noted, have the options under Subsections 7.3(a), 7.3(b) and 7.3(c) to acquire such interest for the consideration and on the terms offered by the proposed assignee, which may include the payment of that portion of any indebtedness that the potential assignee proposes to discharge as a result of such Assignment. Any attempted sale, assignment, conveyance or exercise of any possessory right or transfer of Member's interest, including any transfer in discharge of indebtedness, that is made or attempted without compliance with all of the provisions of this Subsection shall be null, void and subject to the prior rights of the Eligible Members set forth in this Section and Subsection.

(h)             Notices to be given to Eligible Members under the provisions of this Article VII shall be given as set forth in Section 10.3. Notices of the exercise of purchase options by Eligible Members shall be given by Eligible Members to the Manager as set forth in Section 10.3. A copy of the notice of exercise shall be given to the assigning Member if so requested in the original notice to the Eligible Member, with such copy to be given as requested in the notice; provided, however, that any failure to give such copy to the assigning Member shall not negate or disqualify any exercise of an option by a Eligible Member if notice is properly and timely given to the Manager as set forth above.

7.4.           Security Assignments. A Member may collaterally assign, pledge or encumber all or any portion of its Member's interest as security for the performance of an obligation in a Security Assignment to a Permitted Assignee without approval of the Manager. No Member shall collaterally assign, pledge or encumber all or any portion of its Member's interest as security for the performance of an obligation in a Security Assignment to a party other than a Permitted Assignee without first obtaining the approval of the Manager, in the Manager’s discretion, and any such action undertaken without such approval shall be null, void and of no force or effect as respects the Company and all other Members. The Manager shall have the right to require any proposed collateral assignee, pledgee or holder of encumbrance to first (i) specifically acknowledge and agree in writing to honor and attorn to the provisions of Subsections 7.3(g), (ii) agree in writing to provide the Manager with written notice of any default in any obligation secured by the Member's interest contemporaneously with any such notice given to the encumbering Member and (ii) fulfill all required conditions set forth in Sections 7.6 and 10.1.

An Eligible Member that collaterally assigns, pledges or encumbers any Eligible Units as security for the performance of an obligation in a Security Assignment, whether or not perfected, shall be entitled to exercise all of its rights as Eligible Member with respect to those collaterally assigned, pledged or encumbered Eligible Units unless and until any default in the obligation secured by the Member’s interest. Any default in the obligation secured by the Member’s interest shall constitute a Credit Event, and as provided in Section 6.2 and Section 7.11, until such default is cured, any Units collaterally assigned, pledged or encumbered shall be Ineligible Units and the assigning, pledging or encumbering Member shall have the status of a Transferee with respect to all assigned, pledged or encumbered Units. Any such Member’s interest shall be subject to the rights and options of Eligible Members as provided in Article VIII.

If an Eligible Member pledges or encumbers Eligible Units in a Security Assignment, whether or not perfected, the holder or beneficiary of the security interest shall not be entitled to participate in the management of the business and affairs of the Company unless and until the holder or beneficiary acquires those Units at foreclosure, recovery or acquisition and is or becomes a substituted Member with respect to those Units pursuant to the provisions of Section 7.1. If Eligible Units are foreclosed upon or similarly recovered or acquired, the party acquiring those Units at foreclosure, recovery or acquisition shall have the status of a Transferee, and the acquired Units shall be deemed to be Ineligible Units unless and until the party is or becomes a substituted Member with respect to those Units pursuant to the provisions of Section 7.1 A substituted Member with respect to foreclosed, recovered or acquired Units, including any Permitted Assignee, shall have the same right to participate in the management of the business and affairs of the Company with respect to the foreclosed upon, recovered or acquired Units as the pledging or encumbering Member. Such a substitute Member shall be an Eligible Member with respect to, but only with respect to, Eligible Units foreclosed, recovered or acquired.

7.5.           Limitations on Assignment. Notwithstanding any other provision of this Agreement, without the approval of the Manager, no Member shall assign any of its interest in the Company in an assignment that the Manager determines would, or would likely, result in a termination of the Company for tax purposes under Section 708(b)(1)(B) of the Code. Notwithstanding any other provision of this Agreement, without the approval of the Manager, no Member shall assign any of its interest in the Company in an assignment that the Manager determines would, or would likely, result in the Company being classified as an association or corporation for tax purposes under the Code. Notwithstanding any other provision of this Agreement, no Member shall assign any of its interest in the Company in an assignment that the Manager determines would, or would likely, constitute an assignment that is not permitted by applicable state or federal securities law. Any purported assignment made in violation of this Section shall be null, void and of no force or effect.

7.6.           Assignment, Substitution and Admission Requirements and Documentation. An assigning Member (or its Representative) and any acquiring assignee shall promptly, diligently and in good faith apply for and pursue any and all required Regulatory Approvals and Court Approvals (if any) required for the assignment (and, if applicable, the substitution of the assignee as a Member). No assignment of a Member's interest, no substitution of a party as a Member and no admission of an additional Member, whether or not the assignee, the party to be substituted or the proposed additional Member is a Permitted Assignee, shall be effective as against the Company or otherwise unless and until all required Regulatory Approvals and Court Approvals (if any) have been obtained.

Unless otherwise approved by the Manager (i) no assignment to an assignee other than a Permitted Assignee, whether undertaken as contemplated in Article VI, this Article, Article VIII or otherwise, (ii) no substitution of a party other than a Permitted Assignee as a Member and (iii) no admission of an additional Member other than a Permitted Assignee shall be effective as against the Company or the other Members until (1) the assignee or substituted or additional Member executes and delivers to the Company a Recognition and Attornment Agreement in the form of Exhibit "E" attached hereto and by this reference incorporated into this Agreement and (2) the proposed assignee or the substituted or additional Member and all necessary Members and/or the Manager execute and file all such agreements, certificates, amendments and other documents and perform all such other acts as the Manager deems necessary or advisable to (a) constitute the assignee as such or the substituted or additional Member as such after the completion of such assignment, substitution or addition under the laws of the State of Nevada and of each jurisdiction in which the Company is doing business and (b) bind the assignee or the substituted or additional Member to the terms, conditions and restrictions of this Agreement.

Notwithstanding anything in this Agreement to the contrary, Members acquiring any Member's interest under the provisions of Section 7.3 shall not be required to pay any consideration to the assigning Member until the fifth (5th) business day following the date when (i) the assigning Member has complied with the requirements set forth in the preceding paragraph, (ii) if the assigned Units are represented by one or more Unit certificates, the assigning Member delivers duly endorsed Unit certificates and executed assignments in such form as the acquiring party may reasonably request to the acquiring party and (iii) all required Regulatory Approvals and Court Approvals (if any) have been obtained as noted in Section 10.1 and this Section.

7.7.           Assignment Timing. Except as provided in Section 7.6, and unless otherwise agreed upon by the assignor and assignee and approved by the Manager, any assignment of a Member's interest or substitution of a Member made in conformance with this Article shall be effective as of the first day of the calendar month succeeding the month in which (i) the Manager has received written notice of the assignment, together with a copy of all assignment documentation, (ii) the execution and filing of instruments, agreements, certificates (if issued), amendments and other documents and the performance of other acts by the Members and the assignees are completed as required in Section 7.6, (iii) all required Regulatory Approvals and Court Approvals (if any) have been obtained as noted in Sections 7.6 and 10.1 and (iv) any consideration required to be paid for the assignment prior to the effective date of the assignment (if any) has been paid by the acquiring party. Unless otherwise agreed in writing by the assignor and assignee and approved by the Manager, (i) profits, losses, deductions, gains and credits attributed to such interest shall be allocated between the assignor and assignee of such interest in accordance with Section 4.5 as of the effective date of the assignment as provided in this Section, (ii) distributions made on a date prior to the effective date of the assignment shall be made to the assignor and (iii) distributions made on or after the effective date of the assignment shall be made to the assignee.

7.8.           Costs of Assignment. Any assigning Member and any assignee shall be jointly and severally obligated to reimburse the Company, and shall promptly reimburse the Company, for any and all costs incurred by the Company that result from or are related to the assignment and any Member substitution, including legal, accounting, recording and filing fees.

7.9.           Rights not to the Exclusion of Other Rights in this Agreement. Any and all rights of the Company and the Members that are set forth in this Article are in addition to, and not to the exclusion of, any and all other rights and obligations of the Company and the Members in this Agreement, including those rights and obligations set forth in Article VIII.

7.10.        Basis Elections. The Manager, in the Manager’s reasonable discretion, shall have the right and option to file an election in accordance with applicable Regulations to cause the basis of Company property to be adjusted for federal income tax purposes as provided by Code Sections 734 and 743 in the event of an assignment of a Member's interest by a Member, the death of a Member or the distribution of any property of the Company to a Member.

7.11.        Charging Orders and Foreclosures. The entry by a court of competent jurisdiction of a charging order with respect to a Member's interest shall be a Credit Event, with the consequences set forth in Section 6.2 and giving rise to the rights and options set forth in Article VIII. The initiation of foreclosure or a similar seeking of recovery or acquisition with respect to a Member's interest subject to a Security Assignment shall also be a Credit Event, with the consequences set forth in Section 6.2 and Subsection 7.3(g) and giving rise to the rights and options set forth in Article VIII. Upon entry of a charging order, the creditor shall have the status of a Transferee, and any receiver appointed by the court with respect to the Member's interest shall have the status of a Transferee. Upon initiation of foreclosure (or similar seeking of recovery or acquisition), a creditor shall have no greater status than the status of a Transferee, and any receiver appointed by a court with respect to the Member's interest shall have the status of a Transferee.

A Member whose Member's interest is subject to a charging order or foreclosure (or similar seeking of recovery or acquisition) and that redeems the interest from the charging order by termination of the charging order or cures the default in the obligation secured by the Member’s interest, thereby terminating the foreclosure (or similar seeking of recovery or acquisition), unless otherwise restricted under the provisions of this Agreement, shall upon such redemption or cure, be reinstated to status as an Eligible Member with respect to the Member’s Eligible Units, with full right to participate in the management of the business and affairs of the Company with respect to those Eligible Units without the need for consents or approvals from any other party.

7.12.        Admission of Member following Termination of Member’s Status of Last Remaining Member. If the Member’s status of the last remaining Member of the Company is terminated, the Representative of that Member, in addition to any other rights and options of the Representative under this Agreement, may agree in writing to the admission of the Representative or the Representative’s nominee or designee as a Member of the Company effective upon the occurrence of the terminating event. In such event, the Representative, nominee or designee shall become a Member with respect to all Units of that last remaining Member effective upon the occurrence of the terminating event upon execution of an acknowledgement and agreement that (i) the Representative, nominee or designee and the Member’s interest shall at all times be bound by and subject to the provisions of this Agreement as it may be amended from time to time, with the same effect as if the Representative, nominee or designee were an original party hereto and an original Member under this Agreement and (ii) the Representative, nominee or designee shall at all times honor, recognize, attorn to and comply with the requirements, terms and conditions of this Agreement as it may, from time to time, be amended. The Representative, nominee or designee shall thereupon become an Eligible Member with respect to all Eligible Units held by the last remaining Member prior the termination of its Member’s status; provided, however, that if the last remaining Member held no Eligible Units prior to the termination of its Member’s status, then all Units held by the Member at termination shall thereafter be deemed to be Eligible Units. In the event of conflict between the provisions of this Section and any provisions of this Agreement other than the preliminary provisions of this Article VII, Section 7.6, Section 7.13 and Section 10.1, the provisions of this Section shall prevail. The preliminary provisions of this Article VII and the provisions of Section 7.6, Section 7.13 and Section 10.1 shall prevail in the event of any conflict with the provisions of this Section.

7.13.        Admission of Member following Death of Sole Natural Person Member. In addition to any other rights and options granted to the heirs, successors and assigns of a deceased Member under this Agreement, upon the death of a natural person who is the sole Member of the Company, the status of the Member, including the Member’s interest of the deceased Member, may pass to the heirs, successors and assigns of the Member by will or applicable law, and the heir, successor or assign shall thereupon be admitted as a substituted Member with respect to the passed Member’s interest, subject to administration as provided by applicable law, but without the need for permission or consent of the other heirs, successors or assigns or those administering the estate of the deceased Member. In such event, the heir, successor or assign shall become an Eligible Member with respect to all Eligible Units of that deceased Member that pass to the heir, successor or assign; provided, however, that if the deceased Member held no Eligible Units prior to death, then all Units held by the Member at death shall thereafter be deemed to be Eligible Units.

Upon the death of a natural person who is the sole Member of the Company in the capacity of a trustee of a trust, in addition to any other rights and options granted to the successor trustee or trustees under this Agreement, the status of the Member, including the Member’s interest of the deceased Member, may pass to the successor trustee or trustees of the trust pursuant to the provisions of the trust, in which event the successor trustee or trustees shall thereupon be admitted as a substituted Member or Members with respect to the Member’s interest, subject to the provisions of the trust, but without the need for permission or consent of the beneficiaries of the trust or the heirs, successors or assigns of the deceased trustee, or those administering the estate of the deceased trustee. The trustee or trustees shall be an Eligible Member or Eligible Members with respect to passed Eligible Units; provided, however, that if the deceased Member held no Eligible Units prior to death, then all Units held by the Member at death shall thereafter be deemed to be Eligible Units.

Upon the death of a natural person who is the sole Member of the Company in the capacity of a trustee of a trust, in addition to any other rights and options granted to trust beneficiaries under this Agreement, the status of the Member, including the Member’s interest of the deceased Member, may pass to one or more beneficiaries of the trust pursuant to the provisions of the trust, in which event the beneficiary or beneficiaries shall thereupon be admitted as a substituted Member or Members with respect to the Member’s interest, subject to the provisions of the trust, but without the need for permission or consent of the other beneficiaries of the trust or the heirs, successors or assigns of the deceased trustee, or those administering the estate of the deceased trustee. The beneficiary or beneficiaries shall be an Eligible Member or Eligible Members with respect to Eligible Units passed to the beneficiary or beneficiaries; provided, however, that if the deceased Member held no Eligible Units prior to death, then all Units held by the Member at death shall thereafter be deemed to be Eligible Units.

In the event of conflict between the provisions of this Section and any provisions of this Agreement other than the preliminary provisions of this Article VII, Section 7.6, and Section 10.1, the provisions of this Section shall prevail. The preliminary provisions of this Article VII and the provisions of Section 7.6 and Section 10.1 shall prevail in the event of any conflict with the provisions of this Section.

ARTICLE VIII

PURCHASE OPTIONS

AT ALL TIMES DURING WHICH THE COMPANY AND/OR ANY MEMBER (IN ITS CAPACITY AS MEMBER) IS SUBJECT TO COMPLIANCE WITH THE GAMING LICENSING REQUIREMENTS OF ANY GAMING JURISDICTION, NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, MEMBER'S INTERESTS SHALL AT ALL TIMES BE SUBJECT TO THE GAMING ACT AND GAMING REGULATIONS OF THAT GAMING JURISDICTION. AS A RESULT, ANY PURPORTED SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF ANY INTEREST IN THE COMPANY, INCLUDING ANY SECURITY ASSIGNMENT, FOR WHICH ADVANCE GAMING AUTHORITY APPROVAL IS REQUIRED UNDER THE APPLICABLE GAMING ACT OR GAMING REGULATIONS IS VOID UNLESS APPROVED IN ADVANCE BY THAT GAMING AUTHORITY. IF AND TO THE EXTENT REQUIRED BY AN APPLICABLE GAMING ACT AND/OR GAMING REGULATIONS, A MEMBER, TRANSFEREE, ASSIGNEE OR PLEDGEE OF A MEMBER'S INTEREST MUST BE INDIVIDUALLY REGISTERED, LICENSED OR FOUND SUITABLE ACCORDING TO THE PROVISIONS OF THE GAMING ACT OR GAMING REGULATIONS, A PARTY MAY NOT BECOME A MEMBER, TRANSFEREE, ASSIGNEE OR PLEDGEE OF A MEMBER'S INTEREST UNTIL IT SECURES THE REQUIRED APPROVAL OF THE APPLICABLE GAMING AUTHORITY.

THE APPROVALS, FINDINGS OF SUITABILITY, REGISTRATIONS AND LICENSES THAT ARE REQUIRED UNDER THE FOREGOING PROVISIONS OF THIS ARTICLE VIII ARE EACH AND ALL REQUIRED “REGULATORY APPROVALS” AND “LICENSES” FOR PURPOSES OF THIS AGREEMENT.

8.1.           Establishment of Purchase Rights. In addition to (and not to the exclusion of) all other rights, options and remedies of the Company and the Members, whether set forth in this Agreement or otherwise, the “unaffected Eligible Members” (as defined below) shall have, and each Member hereby gives and grants to the other unaffected Eligible Members, the right and option to purchase the "affected Member's interest" (as defined below) of the "affected Member" (as defined below), including any community property interest or other interest of the affected Member's spouse, on the terms and conditions set forth in this Article upon the occurrence of any one or more of the events listed below relating to that Member (which Member is referred to in this Agreement as the "affected Member", with the remaining other Eligible Members referred to in this Agreement as the “unaffected Eligible Members”). Unless otherwise specifically noted, the "affected Member's interest" of the affected Member shall consist of all of the Units of the affected Member in the Company. Exercise of the purchase option shall require the exercise of one or more options to purchase all, not just part, of the Units in the affected Member's interest. The events giving rise to purchase options under this Article are as follows:

(a)              The resignation, withdrawal, retirement or dissociation of a Member;

(b)             The commission of an act of fraud by a Member against the Company;

(c)              The breach or failure of a Member to perform any obligation of that Member that is expressly set forth in this Agreement, if the breach or failure continues for a period of thirty (30) days following the date when the Manager has given written notice to the Member specifying such breach or failure and requesting that the Member cure that breach or perform the required obligation. The Member shall have the right to cure the breach or perform the required obligation at any time before, but not after, the exercise of a purchase option as a result of the breach or failure as provided in Section 8.2 or Section 8.3, in which event any such purchase option shall terminate and expire;

(d)             The occurrence of a Credit Event with respect to a Member; provided, however, that the purchase options of the unaffected Eligible Members with respect to a Member's interest shall be subject and subordinate to the rights of the affected Member under the provisions of Section 7.11 to redeem the interest, in which event any such purchase option shall terminate;

(e)              Transfer of a Member's interest in a Permitted Assignment to a party who is not a Permitted Assignee (but only with respect to the Member's interest so transferred, which Member’s interest is the "affected Member's interest") if the transfer constitutes (i) a distribution made by a Member to its Member Principals, such as a partnership Member to its partners, a corporate Member to its stockholders, a limited-liability company Member to its members or a joint venture Member to its venturers, (ii) a distribution by a trustee Member to a trust beneficiary, (iii) a transfer through intestate succession or testamentary disposition following the death of a Member or (v) a transfer to the spouse of a Member incident to a decree of divorce, unless the transferee of the transfer described in clause (i), (ii), (iii), (iv) or (v) above is made a substituted Member with respect to the transferred Member’s interest by the Manager pursuant to the provisions of Section 7.1. If the unaffected Eligible Members waive the right to exercise, or fail to exercise, any purchase option set forth in this Article, unless otherwise expressly provided in this Agreement, any such transferee shall have the status of a Transferee;

(f)              A finding by a Gaming Authority that a Member is unsuitable or otherwise disqualified to hold an interest in the Company.

8.2.           Purchase Rights of Member Group. It is anticipated that future Members may be part of a Member Group. Upon the occurrence of an event giving rise to a purchase option of such a Member under the provisions of Section 8.1, the unaffected Eligible Members in the affected Member's Member Group shall have, and the Members do hereby give and grant to those unaffected Eligible Members, the right and option, subject to the provisions of Sections 6.1, 6.2, 7.6, 8.7, 8.9 and 10.1, to purchase the affected Member's interest.

It shall be the obligation of the affected Member or (if applicable) the affected Member’s Representative to give notice to the Manager and all unaffected Eligible Members in the affected Member’s Member Group (i) of the event giving rise to the purchase option under the provisions of Section 8.1(a), (b), (c), (d) or I, (ii) stating the date on which the event occurred, (iii) informing them of their purchase rights under the provisions of this Section and (iv) stating the time period within which and the manner in which the purchase rights must be exercised. The notice shall be given in the manner set forth in Section 8.6., and a copy of each notice to an unaffected Eligible Member shall be contemporaneously given to the Manager. The Manager shall have the right and option, but not the obligation, to give such notice to the unaffected Eligible Members of the affected Member’s Member Group in the place and stead of the affected Member or its Representative.

The exercise of the purchase option by an unaffected Eligible Member shall be by written notice to the Manager given in accordance with the provisions of Section 8.6 no later than (i) the date that is one year after the date of the applicable event described in Section 8.1(a), (b), (c), (d) or I that gives rise to the option or (ii) the date that is 180 days after the date that all unaffected Eligible Members of the Member Group have been given the written notice required in the paragraph above in accordance with the provisions of Section 8.6, whichever such date is last to occur. The option for any unaffected Eligible Member in the affected Member's Member Group shall not expire until the expiration of the foregoing period or periods unless that right and option is sooner waived in writing.

The exercise of the purchase option by an unaffected Eligible Member with respect to an event described in Section 8.1(f) that gives rise to the option shall be by written notice to the Manager given in accordance with the provisions of Section 8.6 within five (5) business days of receipt of the Suitability Notice.

Should more than one unaffected Eligible Member of the affected Member's Member Group exercise their options to purchase an affected Member's interest, then each such Eligible Member shall be entitled, at a minimum, to acquire a percentage of the total affected Member's interest, that percentage to be computed by dividing (i) the number of Eligible Units held by such acquiring Eligible Member by (ii) the sum total of Eligible Units held by all Eligible Members who exercise their purchase options.

8.3.           Purchase Rights of Other Unaffected Eligible Members; Redemption Obligation of Company.

(a)              If the affected Member is not part of a Member Group, or if all unaffected Eligible Members in the affected Member's Member Group waive in writing their right to exercise, or fail to timely exercise their purchase options under the provisions of Section 8.2 to acquire all of the affected Member’s interest, then, the Members hereby give and grant to all other unaffected Eligible Members, and all other unaffected Eligible Members shall have the right and option, subject to the provisions of Sections 6.1, 6.2, 7.6, 8.7, 8.9 and 10.1, to purchase such Units of the affected Member’s interest that are not purchased by the Member’s Member Group. If the affected Member is not part of a Member Group, or in the event of any waiver or failure on the part of all unaffected Eligible Members of the affected Member's Member Group to exercise their options set forth in Section 8.2 to acquire all of the affected Member’s interest, it shall be the obligation of the affected Member or (if applicable) the affected Member’s Representative to give notice to the Manager and all other unaffected Eligible Members (i) of the event giving rise to the purchase option under the provisions of Section 8.1(a), (b), (c), (d) or (e), (ii) the date on which the event occurred, (iii) that unaffected Eligible Members in the affected Member's Member Group have waived their rights to exercise or have failed to timely exercise their purchase options under the provisions of Section 8.2 with respect to all of the affected Member’s interest, (iv) informing them of their purchase rights with respect to Units of the affected Member’s interest that are not being acquired by the other Members of the affected Member’s Member Group under the provisions of Section 8.2 and stating the number of Units available for purchase and (v) stating the time period within which and the manner in which the purchase rights must be exercised. The notice shall be given in the manner set forth in Section 8.6., and a copy of each notice to an unaffected Eligible Member shall be contemporaneously given to the Manager. The Manager shall have the right and option, but not the obligation, to give such notice to the other unaffected Eligible Members in lieu of the affected Member or its Representative.

(b)              Each of the other unaffected Eligible Members shall have sixty (60) days following the date that all such other unaffected Eligible Members have been given the written notice required in Section 8.3(a) within which to exercise the purchase option to acquire Units not being acquired by the Members of the affected Member’s Member Group by giving written notice of such exercise to the Manager in accordance with the provisions of Section 8.6 unless that option is sooner waived by the unaffected Eligible Member in writing. That option shall not expire for any other unaffected Eligible Member until the expiration of 60 days after the date that all other unaffected Eligible Members have been given written notice as set forth above, unless that right and option is sooner waived in writing.

(c)              The exercise of the purchase option by an unaffected Eligible Member to exercise the purchase option to acquire Units not being acquired by the Members of the affected Member’s Member Group with respect to an event described in Section 8.1(f) that gives rise to the option shall be exercised by giving written notice of such exercise to the Manager in accordance with the provisions of Section 8.6, within ten (10) business days of receipt of the Suitability Notice.

(d)             Should more than one unaffected Eligible Member exercise their options to purchase any Units of an affected Member's interest not being acquired by the Members of the affected Member’s Member Group, then each such unaffected Eligible Member shall be entitled, at a minimum, to acquire a percentage of those Units, said percentage to be computed by dividing (i) the number of Eligible Units held by each such Eligible Member by (ii) the sum total of Eligible Units held by all other Eligible Members who exercise their purchase options.

(e)              If all unaffected Eligible Members waive in writing their right to exercise, or fail to timely exercise their purchase options with respect to an event described in Section 8.1(f) with respect to all Units held by the affected Member, the Members hereby give and grant to the Company, and the Company shall have the right and obligation, subject to the provisions of Sections 6.1, 6.2, 7.6, 8.7, 8.9 and 10.1, to redeem, purchase and acquire all Units of the affected Member's interest not acquired by unaffected Eligible Members.

8.4.           Purchase Prices. The purchase price of a Member's interest to be acquired pursuant to the provisions of Section 8.2 or 8.3 is referred to in this Agreement as the "Purchase Price" and shall be determined as follows:

(a)              In the event of the purchase of an affected Member's interest purchased by reason of the occurrence of an event described in Subsection 8.1(b), the Purchase Price for the affected Member's interest shall be equal to the greater of ONE HUNDRED DOLLARS ($100.00) or the amount of the positive Adjusted Capital Account Balance, if any, of the capital account of the affected Member as of the end of the calendar month in which that event occurs. The amount of that capital account Adjusted Capital Account Balance shall be determined by the Accountants after the Accountants and the Manager first allocate Company income, gain, loss, deduction and credit accrued through that calendar month in accordance with the provisions of Article IV.

(b)             The Purchase Price for an affected Member's interest purchased by reason of the occurrence of an event described in Subsection 8.1(d) or 8.1 (e) shall be equal to its net fair market value as of the date of the event giving rise to the purchase option, determined in the manner set forth in this Subsection. If the net fair market value of the affected Member's interest is not agreed upon by the acquiring party or parties and the party from whom the interest is to be acquired, the acquiring party or parties shall hire the services of a Qualified Appraiser for purposes of determining the net fair market value of the Member's interest. The appraiser's determination of net fair market value shall be binding on the acquiring party as well as the party from whom the interest is being acquired as the Purchase Price; provided, however, that if any acquiring Eligible Member determines that it is not in the best interest of that acquiring Eligible Member to acquire the affected Member's interest after determination of the net fair market value of the interest, the Eligible Member shall have the right to cancel its proposed acquisition by dispatching written notice to the Manager and the affected Member (or, if applicable, its Representative) within ten (10) business days following receipt from the Qualified Appraiser of written notice of the appraised value. If such acquisition is cancelled, the formerly acquiring Eligible Member shall bear the Eligible Member’s share of the fees of the appraiser. Such share shall be a percentage of the fee determined by dividing the number of Eligible Units held by that Eligible Member by the total number of Eligible Units held by all Eligible Members seeking to acquire the interest. Otherwise, the fees of such appraiser shall be borne by the acquiring Eligible Members in proportion to their respective number of Eligible Units. Any election or decision to cancel a proposed acquisition by an individual Eligible Member shall be made individually by the Eligible Member. However, the proposed acquisition of the affected Member's interest shall not be cancelled if one or more (i) other Eligible Members of the affected Member’s Member Group (if any) or (ii) other Eligible Members are willing to acquire all of the affected Member's interest.

(c)              The Purchase Price for an affected Member's interest purchased by reason of the occurrence of an event described in Subsection 8.1(a), 8.1(c) or (8(f) shall be equal to the greater of ONE HUNDRED DOLLARS ($100.00) or SIXTY PER CENT (60%) of the net fair market value of the affected Member's interest, determined in the manner set forth in Subsection 8.4(b); provided, however, that if any acquiring Eligible Member determines that it is not in the best interest of that acquiring Eligible Member to acquire the affected Member's interest after determination of the net fair market value of the interest, the Eligible Member shall have the right to cancel its proposed acquisition by dispatching written notice to the Manager and the affected Member (or, if applicable, its Representative) within ten (10) business days following receipt from the Qualified Appraiser of written notice of the appraised value. If such acquisition is cancelled, the formerly acquiring Eligible Member shall bear the Eligible Member’s share of the fees of the appraiser. Such share shall be a percentage of the fee determined by dividing the number of Eligible Units held by that Eligible Member by the total number of Eligible Units held by all Eligible Members seeking to acquire the interest. Otherwise, the fees of such appraiser shall be borne by the acquiring Eligible Members in proportion to their respective number of Eligible Units. Any election or decision to cancel a proposed acquisition by an individual Eligible Member shall be made individually by the Eligible Member. However, the proposed acquisition of the affected Member's interest shall not be cancelled if one or more (i) other Eligible Members of the affected Member’s Member Group (if any) or (ii) other Eligible Members are willing to acquire all of the affected Member's interest.

It is hereby acknowledged, agreed and stipulated by all Members that the occurrence of an event described in Subsection 8.1(a), 8.1(c) or 8(f) shall result in substantial damage to the Company and the unaffected Eligible Members, the extent and amount of which shall be difficult to determine. The Members therefore stipulate, acknowledge and agree that if a purchase option is exercised as a result of the occurrence of an event described in Subsection 8.1(a), 8.1(c) or 8(f) the Purchase Price as determined under the provisions of this Subsection shall constitute a fair and reasonable amount to pay for the affected Member's interest, taking into consideration the value of the Member's interest and the reasonably estimated damages resulting from the occurrence of the event or the failure. All Members stipulate, acknowledge and agree that such damages are reasonably approximated by the FORTY PER CENT (40%) difference between the Purchase Price determined under Subsection 8.4(b) and the Purchase Price determined under this Subsection, and that such difference shall constitute liquidated damages.

8.5.           Payment of Purchase Price. At the option of each acquiring party, the payment of the Purchase Price for a Member's interest purchased under the provisions of this Article shall be made by the acquiring party on either of the following terms and conditions, subject, in either case, to the conditions set forth in Section 8.7 and 10.1:

(a)              In cash, in full, within sixty (60) days of determination of the Purchase Price for the Member's interest; or

(b)             By a cash down payment of not less than TWENTY PER CENT (20%) of the Purchase Price to be paid within sixty (60) days of determination of the Purchase Price for the Member's interest, with the remaining balance to be reflected in an unsecured promissory note signed by the acquiring party in the form of Exhibit "E" attached hereto and by this reference incorporated into this Agreement, which promissory note shall be delivered and dated as of the date of payment of the cash down payment, but in no event later than the date when the down payment is required to be made, considering the provisions of Sections 8.7 and 10.1.

8.6.           Exercising Options and Making Elections. If more than one unaffected Eligible Member exercise their options to acquire an affected Member's interest, any elections to be made in determining the method of payment of the Purchase Price pursuant to Section 8.5 shall be made independently by each acquiring Member.

Notices to be given to unaffected Eligible Members under the provisions of this Article VIII shall be given as set forth in Section 10.3. Notices of the exercise of purchase options by unaffected Eligible Members shall be given by unaffected Eligible Members to the Manager as set forth in Section 10.3. A copy of the notice of exercise shall be given to the affected Member or the affected Member’s Representative if so requested in the original notice to the unaffected Eligible Member, with such copy to be given as requested in the notice; provided, however, that any failure to give such copy to the affected Member or the affected Member’s Representative shall not negate or disqualify any exercise of an option by an affected Eligible Member if notice is properly and timely given to the Manager as set forth above.

8.7.           Conditions Precedent to Payment of Purchase Price. If a Member's interest is to be purchased pursuant to this Article, prior to the date when any payment is or shall be required to be made therefor, the party or parties acquiring the Member's interest shall, at their cost, first promptly, diligently and in good faith apply for and pursue any and all required Regulatory Approvals other than any required Court Approvals.

If a Member's interest is to be purchased pursuant to any provision of this Article, prior to the date when any payment is or shall be required to be made therefor, the party or parties from whom the Member's interest is to be acquired shall, at their cost, first promptly, diligently and in good faith apply for and pursue any and all necessary Court Approvals of the subject transaction and shall execute, duly endorse and deliver to the acquiring party or parties, contemporaneously with the payment of any portion of the Purchase Price, all such assignments, Unit certificates (if any be issued), transfer documents and other documents and instruments as may be reasonably requested by the acquiring party.

Notwithstanding anything in this Article to the contrary, the acquiring party's payment obligations, including any obligation to date or deliver any promissory note to be given in payment or partial payment of the Purchase Price, shall not arise and shall be suspended (and no interest shall commence to accrue under any such promissory note) until the fifth (5th) business day following the date when all required Regulatory Approvals and Court Approvals (if any) have been obtained and (ii) all such requested assignments, Unit certificates (if any be issued), transfer documents and other documents and instruments have been delivered.

8.8.           Tender of Payment. When all required Regulatory Approvals and Court Approvals (if any) relative to the acquisition of a Member's interest under this Article have been obtained, a party acquiring a Member's interest pursuant to the provisions of Article VII or this Article VIII shall have the right to tender payment of the Purchase Price to the party from whom the Member's interest is being acquired, which tender may be conditioned upon the acquiring party's receipt of such assignments, transfer documents, duly endorsed Unit certificates (if any be issued) and other documents and instruments as may be reasonably requested by the acquiring party. Such tender shall be deemed to have been made when the acquiring party shall have (i) segregated cash equal to the required down payment of the Purchase Price in an account separate and apart from the acquiring party's other cash assets (which account may be, but need not be, an escrow account or an attorney's trust account, and need not be interest-bearing), (ii) executed an undated promissory note for any balance of the Purchase Price, (iii) executed and delivered to the Manager such documents and performed such acts as may be requested by the Manager pursuant to Section 8.9 and (iv)  given notice to the party from whom the Member's interest is being acquired that the acquiring party is ready, willing and able to consummate the acquisition, specifying the nature of the assignments, transfer documents, duly endorsed Unit certificates (if any be issued) and other documents and instruments that are requested by the acquiring party (or including proposed execution copies of those assignments, certificates, documents and instruments with the notice).

If and when the tender provided for in the foregoing paragraph is made, whether or not the party from whom the Member's interest is being acquired executes and delivers to the acquiring party the duly endorsed Unit certificates (if any be issued), and duly executed assignments, transfer documents and other documents and instruments reasonably requested by the acquiring party, the acquiring party, if a Permitted Assignee, shall become a substituted Member with respect to the Member’s interest following the end of the calendar month in which the tender is made, and if not a Permitted Assignee, shall have the status of a Transferee with respect to the subject Member's interest following the end of the calendar month in which the tender is made, at which time, in either event, neither the affected Member nor its Representative shall any longer have any right or interest in or with respect to the Member's interest. If and when the tender is made, the acquiring party, if not a Permitted Assignee, shall have the right, at its option, to seek to become a substituted Member pursuant to the provisions of Section 7.1 with respect to the acquired Member's interest as of or following the end of the calendar month in which the tender is made, subject to and conditioned upon obtaining all required approvals and fulfilling all required conditions, including the conditions set forth in Section 8.9, as if the party making the tender had purchased the subject Member's interest Units. If the acquiring party does not become a substituted Member with respect to the acquired Units, the party shall have the status of a Transferee, and any acquired Units shall become Ineligible Units.

Notwithstanding the provisions of the immediately preceding paragraph, the acquiring party's payment and promissory note delivery obligations shall not arise, nor need any promissory note be dated or commence to accrue interest until the 5th business day following the date when all reasonably requested and duly endorsed Unit certificates (if any be issued), and executed assignments, transfer documents and other documents and instruments are delivered to the acquiring party. Nor shall the acquiring party be obligated to pay interest or any tendered cash that is segregated for payment for any of the Purchase Price until the expiration of that 5th business day.

8.9.           Acquisition Documentation. If a Member's interest is purchased by another Member pursuant to any provision of this Article, the acquiring party shall be limited to the rights of a Transferee, and any acquired Units shall be deemed Ineligible Units unless the acquiring party is or becomes a substituted Member with respect to the acquired Member's interest as provided in Section 7.1, including the fulfillment of all required conditions set forth in Sections 7.6 and 10.1. Except as provided in Section 6.1 (which shall take precedence and priority over the provisions of this Section), a Permitted Assignee shall become a substituted Member with respect to an acquired Member's interest without the need for approval or consent of the Manager or any other Members upon fulfillment of any required conditions (if any) set forth in the preliminary provisions of this Article VIII, Section 7.6 and Section 10.1, and if there are no such required conditions, then upon the effective date of the acquisition as set forth in Section 8.8.

8.10.        Precedence and Waiver. In the event of conflict between the provisions of this Article and the other provisions of this Agreement other than Sections 7.12, 7.13 and 10.1, the provisions of this Article shall prevail. In the event of conflict between the provisions of this Article and the provisions of Section 7.12, Section 7.13 and/or Section 10.1, the applicable provisions of Section 7.12, Section 7.13 and/or Section 10.1 shall prevail. Each Member hereby expressly waives any and all rights, statutory or otherwise, which may in any way conflict with the purchase rights and options set forth in this Article.

8.11.        Payment of Expenses. Except as set forth in Sections 8.7 and 10.1, an affected Member or (if applicable) its Representative shall be obligated to reimburse the Company for any expenses incurred by the Company resulting from, or in any way related to, any purchase of an affected Member's interest contemplated in this Article, including, without limitation, interest expense, legal fees, recording fees, filing fees and the costs of preparing any amendments to this Agreement and any other Company documents.

ARTICLE IX

ACCOUNTING METHOD, BANK ACCOUNTS AND TAX ELECTIONS

9.1.           Accounting Method. The Manager, after conferring with the Accountants, shall adopt such method of accounting for the Company as the Manager determines to be of benefit to the Company and the Members.

9.2.           Bank Accounts. The Manager shall open and maintain on behalf of the Company a bank account or accounts with such depositories as the Manager shall determine, in which all monies received by or on behalf of the Company shall be deposited. All checks and withdrawals from such accounts shall be made upon the signature of such person or persons as the Manager may, from time to time, designate.

9.3.           Tax Elections. All elections required or permitted to be made by the Company under the Code, including any election relative to the Company Tax Year, shall be made by the Manager after having consulted with the Accountants.

ARTICLE X

MISCELLANEOUS

10.1.        Regulatory Approvals and Court Approvals. Notwithstanding any other provision of this Agreement, no assignment or purchase of a Member's interest shall be made, nor shall any consideration with respect thereto be paid, except, in each such instance, in compliance with all applicable laws, ordinances and regulations and until all required Regulatory Approvals and Court Approvals (if any) have been first obtained. An assignment made without any required Regulatory Approval shall be void and without effect until either (i) the Company shall cease to be subject to the authority of the regulating authority or (ii) the regulating authority shall, by affirmative action, validate such assignment or waive any defect in such assignment. Any date set forth in this Agreement for the payment or delivery of consideration relative to any such assignment or purchase shall be automatically extended to the fifth (5th) business day following the date when the foregoing conditions have been fulfilled. In the event of conflict between the provisions of this Section and any other provision of this Agreement, the provisions of this Section shall prevail.

The Company shall promptly and diligently use its best efforts to seek all Regulatory Approvals required of the Company in connection with the approved transfer or purchase of a Member's interest, or the substitution of a Member under this Agreement. Members shall promptly, diligently and in good faith apply for and pursue any Regulatory Approvals required of them and promptly execute and submit any and all applications and documents that may be required to be executed and/or submitted by them in connection with the transfer or purchase of a Member's interest. The acquiring or substituting party or parties shall promptly pay all reasonable and necessary costs and filing fees incurred in connection with the obtaining of such Regulatory Approvals, including costs and filing fees incurred by the Company and any Members, save and except for costs and fees incurred in connection with the obtaining of Court Approvals, which costs and fees shall be promptly paid by the Member or (if applicable) the Member’s Representative from which the Member’s interest is being acquired.

10.2.        Other Activities of Members. Nothing contained in this Agreement shall prevent the Manager or any of the Members from engaging in or possessing an interest in any business activities outside of the Company. No Member or Manager shall, by virtue of its interest or position in the Company, have any interest in any such other activities of any other Member or Manager. The Company shall have the right at all times to contract and otherwise deal with Members and the Manager, their employees and affiliates. Each Member and Manager may engage for its own account and for the account of others in any business ventures, whether on its own behalf or on behalf of other partnerships, joint ventures, corporations or other entities in which it has an interest and whether or not in competition with the Company. No Member, Manager or employee of any Member or Manager shall be obligated or bound to offer or present to the Company or any Member, any interest or business opportunity as a prerequisite to the acquisition of or investment in such business opportunity by such Member, Manager or employee for its account or the account of others.

10.3.        Notices. All elections, notices, consents, requests, claims, demands, approvals, waivers, deliveries and other communications permitted, desired or required to be given hereunder (referred to collectively in this Agreement as "notice[s]") shall be in writing and shall be effective and deemed to be both "given" and "received" (i) when hand delivered to the address of the receiving party, (ii) when delivered to the address of the receiving party by Federal Express, UPS or other commercial delivery service, or by Priority, Express or similar U.S. Mail, (iii) on the third (3rd) business day following deposit in the United States Mail as certified or registered mail, (iv) on the date of transmission by electronic mail (i.e., e-mailed) if received by the receiving party on a business day at or before 5:00 p.m. of the receiving party’s local time or (v) on the first business day following the date of transmission by electronic mail if received by the receiving party on a day that is not a business day or on a business day after 5:00 p.m. of the receiving party’s local time, in any of such cases, delivered, addressed or dispatched to the applicable party or parties as follows:

(a)           If to the Company, addressed to the Company, to the attention of the Manager, at the then principal office of the Company, with a copy to be similarly given to the Company at its registered office;

(b)           If to any Member, to the last known business address (or e-mail address) of the Member as set forth in the books and records required to be kept by the Company pursuant to Act Section 86.241.

A Member may, from time to time, change its address for receiving notices by giving written notice to the Company in the manner set forth above.

10.4.        Intentionally Omitted.

10.5.        Further Assurances. The Members shall promptly execute and deliver such further instruments and do such further acts and things as may be required to carry out the intents and purposes of this Agreement.

10.6.        Counterparts; Electronically Transmitted Signatures. This Agreement and any other document, instrument or written consent required, permitted or provided for under the terms of this Agreement may be executed in counterparts. Different counterparts that collectively contain the signatures of all required parties shall have the same effect as a single document with the signatures of all required parties and shall be binding on all parties, notwithstanding that all parties may not be signatories to the original or to the same counterpart. Likewise, this Agreement (or counterparts of this Agreement) and any other document, instrument or written consent required, permitted or provided for under the terms of this Agreement may contain and be executed with multiple signature pages or sets of signature pages to accommodate the signatories, in which case this Agreement or the subject document, instrument or written consent when executed by all signatories shall be binding on all parties, the same as if one set of signature pages had been executed by all signatories. Facsimile signatures and signatures transmitted by e- mail or other electronic transmission shall have the same force and effect as original signatures.

10.7.        Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions of this Agreement.

10.8.        Creditor Rights. None of the provisions of this Agreement is intended to be, or shall be, for the benefit of or enforceable by any creditor of either the Company or any Member, whether or not the creditor is named or mentioned in this Agreement, and notwithstanding any references in this Agreement to creditors of Members.

10.9.        Governing Law and Successors. This Agreement and the rights and obligations of the Members and Manager shall be governed by and construed in accordance with the laws of the State of Nevada. Except as otherwise expressly provided in this Agreement, all provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by and against, the heirs, successors, legal representatives and assigns (where assignment is permitted) of the parties to this Agreement.

10.10.     Survival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement shall survive until the complete distribution of all Company assets, except to the extent that a representation, warranty or agreement expressly provides otherwise; provided, however, that the agreement to waive rights of partition as set forth in Section 10.4 shall survive the complete distribution of all Company assets as set forth in Section 10.4.

10.11.     Use of Pronouns; Singular and Plural; "Party” and “Parties". Masculine, feminine and neuter pronouns shall be substituted freely for each other, and the plural and singular forms of pronouns shall be substituted for each other in any place or places in this Agreement in which the context requires such substitution. Reference in this Agreement to the plural "Members" shall mean the singular "Member" at any time that there is a single Member. Reference in this Agreement to the singular “Member" shall mean the plural "Members" at any time that there is more than one Member. Reference in this Agreement to the singular "Manager" shall mean the plural “Managers" at any time that there are multiple Managers. As used in this Agreement, the term "party" (plural, “parties”) shall mean any individual person, corporation, partnership, limited-liability company, trust or other entity, of any kind or nature.

10.12.     Waiver of Inconsistent Rights; Severability and Partial Validity. Each Member hereby waives any right that it may have, including, but not limited to any statutory right relative to management of the Company, that is inconsistent with the provisions of this Agreement. In accordance with the provisions of Act Section 86.286(4)(b), this Agreement must be interpreted and construed to give maximum effect to the principle of freedom of contract and enforceability. If any Section, Subsection, paragraph, term or provision of this Agreement should be held by a court of competent jurisdiction to be invalid, void or unenforceable, (i) all Sections, Subsections, paragraphs, terms and provisions not specifically held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, and (ii) any invalid or unenforceable Section, Subsection, term or provision shall be enforced and given effect to the greatest extent legally permissible.

10.13.     Time of the Essence. Time is of the essence of each and every provision of this Agreement and required or permitted performance of Members and the Manager set forth in this Agreement.

10.14.     Supersession. This Agreement contains the entire agreement between the Member, Manager and the Company and supersedes all prior agreements and all contemporaneous oral agreements of the Member, Manager and Company relative to the Company.

10.15.     Amendment of Articles or Operating Agreement. This Agreement and/or the Articles may be amended by, but only by, a written document reflecting the written consent of, and executed by, all Eligible Members and the Manager. Such document may be executed as provided in Section 10.6.

10.16.     Remedies Cumulative. Any remedies noted in this Agreement are not intended to be exclusive of other remedies that would be available upon occurrence of the events giving rise to such remedies unless such exclusivity is expressly stated. Any such noted remedies are intended to be in addition to any and all other remedies available under this Agreement, at law or in equity, unless otherwise expressly provided in this Agreement.

10.17.     Construction, Business Days and Waivers. No provision of this Agreement shall be construed in favor of or against any Manager or Member, but must instead be interpreted without prejudice to or in favor of any party and in accordance with the general tenor of its language. Reference in this Agreement to the "discretion" of a party means the party's sole and absolute discretion. Such discretion shall not be subject to any standard of custom, "reasonableness" or other external standard other than good faith. Any reference in this Agreement to a "business day” refers to a day that is not a Saturday, Sunday, or legal holiday (or observed as a legal holiday) for Nevada state governmental offices pursuant to Nevada Revised Statutes. Except as may be expressly set forth in this Agreement, no party shall have the right to rely upon, and no party shall be bound by or subject to, any agreement, statement or waiver of a party unless it is in writing and signed by a party purportedly making the same. A waiver by a party of any condition, duty or obligation shall not constitute a waiver of any other condition, duty or obligation or a continuing waiver of the same, subsequently arising condition, duty or obligation.

10.18.     Attorneys' Fees and Jurisdiction. If legal action is instituted to enforce any right or obligation provided for in this Agreement or to interpret or have declared the rights or obligations of any party under this Agreement or relative to this Agreement, the prevailing party or parties shall be entitled to recover from the non-prevailing party or parties their reasonable attorneys' fees and costs of suit, with the amount of such recovery to be determined by the court in such action. It is hereby stipulated and agreed by and between all Members, Manager and the Company that the Eighth Judicial District Court of the State of Nevada shall be the sole and exclusive forum for the resolution of any disputes arising among and/or between any Members, Manager and/or the Company. The Company and each Member and Manager expressly and unconditionally hereby confer jurisdiction for the resolution of any and all such disputes upon such court. If any litigation commenced in such court is properly removable to a federal court under the laws of the United States of America, such removal may take place if the legal basis for removal exists; provided, however, that all Members, Manager and the Company agree that the exclusive venue of the federal forum for the resolution of any such dispute shall be the United States District Court for the District of Nevada, southern division, located in Las Vegas, Nevada.

10.19.     Specific Performance. By execution of this Agreement, all Members stipulate, acknowledge and agree, and by acquiring any interest in the Company or any interest of any Member in the Company, any such parties shall be deemed to have stipulated, acknowledged and agreed that Member's interests have no readily ascertainable market value and are unique in character; that damages resulting from a breach of this Agreement cannot be readily ascertained; that remedies at law would be inadequate to afford complete relief; and that the provisions of this Agreement shall therefore be specifically enforceable and may be specifically enforced.

10.20.    Legal Representation. BY EXECUTING THIS AGREEMENT, ALL PARTIES HERETO UNDERSTAND, ACKNOWLEDGE AND AGREE THAT ATTORNEY K. MICHAEL LEAVITT AND K. MICHAEL LEAVITT, CHARTERED, A NEVADA PROFESSIONAL CORPORATION (COLLECTIVELY, “ATTORNEY”) HAVE REPRESENTED MARIANNE BOYD JOHNSON IN HER CAPACITY AS MANAGER OF BYD-SST LLC (“CLIENT”) IN THE PREPARATION AND DRAFTING OF THIS AGREEMENT AND RELATED DOCUMENTS; THAT ATTORNEY HAS NOT REPRESENTED THE COMPANY OR ANY OTHER PARTY OR PROSPECTIVE MEMBER IN PREPARING AND DRAFTING THIS AGREEMENT AND RELATED DOCUMENTS; AND THAT ATTORNEY RETAINS THE RIGHT TO REPRESENT CLIENT IN ANY FUTURE MATTERS, INCLUDING MATTERS INVOLVING THE COMPANY, THE MANAGER, ANY FUTURE MANAGER AND/OR ANY FUTURE MEMBERS.

ATTORNEY HAS ENTERED INTO NO CONTRACTUAL RELATIONSHIP WITH THE COMPANY OR ANY PROSPECTIVE MEMBER OR ANY OTHER PARTY OTHER THAN CLIENT IN PREPARING AND DRAFTING THIS AGREEMENT AND RELATED DOCUMENTS, AND THERE IS NO PRIVITY OF CONTRACT BETWEEN ATTORNEY AND ANY PROSPECTIVE MEMBER OR THE COMPANY RELATIVE TO THE PREPARATION AND DRAFTING OF THIS AGREEMENT AND RELATED DOCUMENTS. NOTWITHSTANDING THE FOREGOING, BECAUSE ATTORNEY IS FAMILIAR WITH AND KNOWLEDGEABLE ABOUT THE STATUS AND AFFAIRS OF THE MEMBERS AND THE BUSINESS ACTIVITIES TO BE UNDERTAKEN BY THE COMPANY, ATTORNEY WAS RETAINED TO DRAFT THIS AGREEMENT AND RELATED DOCUMENTS. THE COMPANY HAS AGREED TO ASSURE THE PAYMENT BY COMPANY OR THE MEMBERS OF ALL LEGAL FEES AND OTHER CHARGES OF ATTORNEY AND TO REIMBURSE EXPENSES INCURRED BY ATTORNEY. ATTORNEY HAS REPRESENTED TO CLIENT THAT ATTORNEY DOES NOT BELIEVE THAT ATTORNEY’S INVOLVEMENT IN THE PREPARATION OF THIS AGREEMENT AND RELATED DOCUMENTS HAS ADVERSELY AFFECTED OR MATERIALLY LIMITED ATTORNEY’S REPRESENTATION OF CLIENT.

THE COMPANY AND THE MEMBERS UNDERESTAND AND ACKNOWLEDGE THAT IF THEY DESIRE LEGAL ADVICE WITH RESPECT TO THE ADVISABILITY OF EXECUTING AND ENTERING INTO THIS AGREEMENT AND THE LEGAL EFFECT OF ANY PROVISION OF THIS AGREEMENT, THEY MUST SEEK SEPARATE COUNSEL. BY EXECUTING THIS AGREEMENT, THE COMPANY AND THE MEMBERS ACKNOWLEDGE HAVING HAD THE ABILITY AND OPPORTUNITY (WHETHER OR NOT TAKEN) TO SECURE THE ADVICE OF OTHER INDEPENDENT LEGAL COUNSEL OF THEIR OWN CHOOSING WITH RESPECT TO THE ADVISABILITY OF EXECUTING AND ENTERING INTO THIS AGREEMENT AND THE LEGAL EFFECT OF ANY PROVISION OF THIS AGREEMENT, AND EACH THEREFORE WAIVES ANY CLAIM OF CONFLICT OF INTEREST ON THE PART OF ATTORNEY IN THE DRAFTING OF THIS AGREEMENT AND RELATED DOCUMENTS.

SO LONG AS ATTORNEY DOES NOT BELIEVE THAT ATTORNEY’S REPRESENTATION WILL ADVERSELY AFFECT OR MATERIALLY LIMIT ATTORNEY’S REPRESENTATION OF CLIENT, AND SO LONG AS ATTORNEY BELIEVES THAT NO MATERIAL CONFLICT EXISTS, ATTORNEY RETAINS THE RIGHT TO (i) REPRESENT THE COMPANY IN ITS FUTURE BUSINESS ACTIVITIES (ii) REPRESENT ANY MEMBER IN ITS FUTURE BUSINESS ACTIVITIES AND (iiI) REPRESENT CLIENT AND ANY FUTURE MANAGER RELATIVE TO THE MANAGER’S RESPONSIBILITIES AND DUTIES UNDER THIS AGREEMENT. NONETHELESS, SHOULD CLIENT, THE COMPANY, A PROSPECTIVE MEMBER, OR A FUTURE MANAGER AT ANY TIME BELIEVE THAT A MATERIAL CONFLICT OF INTEREST DOES OR MAY EXIST, EACH ACKNOWLEDGES HAVING BEEN ADVISED BY ATTORNEY TO SECURE THE ADVICE OF OTHER INDEPENDENT LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT TO THE MATTER AT ISSUE.

[Signatures are on the following page]

WHEREFORE, the Company and the undersigned Members and Manager of the Company execute this Operating Agreement to be effective as set forth in the initial provisions of this Agreement.

“COMPANY”

BYD-SST LLC, a Nevada limited-liability company

By	/s/ Marianne Boyd Johnson
MARIANNE BOYD JOHNSON, Manager

“MEMBERS”

THE MARIANNE BOYD GAMING PROPERTIES TRUST
(Total Restatement) dated January 9, 2007

By	/s/ Marianne Boyd Johnson
MARIANNE BOYD JOHNSON, Trustee

THE WILLIAM RICHARD BOYD GAMING
PROPERTIES TRUST (Total Restatement) dated February 29, 2008

By	/s/ William Richard Boyd
WILLIAM RICHARD BOYD, Trustee

THE WILLIAM S. BOYD GAMING PROPERTIES TRUST
(Total Restatement) dated September 23, 2020

By	/s/ William S. Boyd
WILLIAM S. BOYD, Trustee

“MANAGER”

By:	/s/ Marianne Boyd Johnson
MARIANNE BOYD JOHNSON, Manager

EXHIBIT “A”

DEFINITIONS

"Accountants". The public accountant or public accounting firm designated by the Manager under the provisions of Section 3.8 to maintain Company accounts and prepare statements of account together with all tax reporting information.

"Act". Chapter 86 of Nevada Revised Statutes as the same may be amended, from time to time, or its successor.

“Action”. An action, suit or proceeding, whether civil, criminal, administrative or investigative.

"Adjusted Capital Account Balance". With respect to a Member's capital account, the balance in such capital account at the applicable time, but reversing (and thereby ignoring the effect of) all prior and concurrent adjustments to that Member's capital account made pursuant to Paragraph 2 or Paragraph 4 in Exhibit ”C”.

"Adjusted Capital Account Deficit". With respect to any Member, the deficit balance, if any, in such Member's capital account as of the end of the relevant Tax Year, after giving effect to the following adjustments:

(a)     Credits to such capital account in any amounts (if any) that such Member is or becomes obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)         Debits to such capital account in the amounts of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Agreement”. This Operating Agreement, as it may be amended, modified and restated from time to time.

"Articles". The Company's Articles of Organization as they may be amended, modified and restated from time to time.

“affected Member”. A Member with respect to which one or more of the events listed in Section 8.1 have occurred.

“affected Member’s interest”. All Units owned by an affected Member except in the case of a transfer described in Section 8.1(e) of a Member’s interest to a party who is not a Permitted Assignee, in which case the affected Member’s interest is the Member’s interest so transferred.

“assignee”. The purchaser, assignee, transferee or other recipient of a Member's interest in an assignment.

“assignment”. A sale, assignment, transfer or other disposition of a Member's interest other than a Security Assignment, including the succession to a Member’s interest by a Representative of a Member and the succession by a successor trustee or one or more successor co-trustees of a Member that is a Member by virtue of being a trust.

“Assignment”. For purposes of Section 7.3, an assignment of a Member’s interest that is not a Permitted Assignment or a Security Assignment.

"Bankruptcy Code". 11 United States Code as it may be amended from time to time.

"Board". The Nevada Gaming Control Board.

“Boyd Gaming”. Boyd Gaming Corporation, a Nevada corporation.

i

“Boyd Stock”. Equity securities, including common stock, preferred stock, stock options and stock warrants issued by Boyd Gaming.

"business day”. A day that is not Sunday, Saturday or a legal holiday (or observed as a legal holiday) for Nevada state government offices pursuant to Nevada Revised Statutes.

“Claimant”. A party that asserts a Claim.

“Claim”. Any claim, demand, action, cause of action, right, right of action and/or right of recovery, unknown on the effective date of this Agreement, whether accrued or unaccrued on the effective date of this Agreement, whether suspected or unsuspected on the effective date of this Agreement, and whether or not well-founded, that any Claimant may have already asserted or may now or later assert against a Member, Manager or Member Principal as a result of liabilities, damages, costs expenses, payments, fees, losses, penalties, fines, interest or expenditures actually, purportedly or allegedly incurred, sustained and/or paid by the Claimant as a result of, by reason of, or relating in any way to the fact that the Member, Manager or Member Principal was the owner or holder of any Company Boyd Stock or any interest in Company Boyd Stock (whether in an individual, trustee or any other capacity) at any time prior to the date that ownership of the Company Boyd Stock vests in the Company.

"Code". The Internal Revenue Code of 1986 as it may be amended from time to time, or its successor.

"Commission". The Nevada Gaming Commission.

"Company Minimum Gain". An amount determined by first computing for each Company Non-recourse Liability any gain the Company would realize if it disposed of Company property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Company Minimum Gain includes such minimum gain arising from a conversion, refinancing or other change to a debt instrument, only to the extent a Member is allocated a share of that minimum gain. For any Tax Year, the net increase or decrease in Company Minimum Gain is determined by comparing the Company Minimum Gain on the last day of the immediately preceding Tax Year with the Minimum Gain on the last day of the current Tax Year. Notwithstanding any provision to the contrary contained in this Agreement, Company Minimum Gain and increases and decreases in Company Minimum Gain are intended to be computed in accordance with Code Section 704 and the Regulations issued thereunder, as the same may be issued and interpreted from time to time. A Member's share of Company Minimum Gain at the end of any Tax Year equals the sum of Non-recourse Deductions allocated to that Member (and to that Member's predecessors in interest) up to that time and the distributions made to that Member (and to that Member's predecessors in interest) up to that time of proceeds of a non-recourse liability allocable to an increase in Company Minimum Gain, minus the sum of that Member's (and that Member's predecessors' in interest) aggregate share of the net decreases in Company Minimum Gain, plus that Member's aggregate share of decreases resulting from revaluations of Company property subject to one or more Company Non-recourse Liabilities.

"Company Non-recourse Liability". Any enforceable debt or obligation for which the Company is liable or which is secured by Company property to the extent that no Member or Related Person bears the economic risk of loss (as defined in Regulations Section 1.752-2) with respect to the liability.

"Court Approvals". Approvals, consents and confirmations of any courts of law and other judicial authorities required for a referenced act, action, transaction, status, office or position.

"Credit Event". A Credit Event with respect to a Member shall consist of any of the following:

(a)     The filing with the bankruptcy court of a voluntary petition under the Bankruptcy Code by a Member, commencing a case under the Bankruptcy Code.

(b)    The adjudication of a Member as a bankrupt or insolvent.

(c)     The filing of a petition or answer by a Member seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation.

(d)     The filing of an answer or other pleading by a Member admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the nature noted in (c) above.

(e)      A Member seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of (i) the Member, (ii) all or any substantial part of its properties or (iii) any portion of its Member's interest in the Company.

(f)      The expiration of one hundred twenty (120) days after the commencement of any proceeding against a Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, with the proceeding not having been dismissed.

(g)     The expiration of ninety (90) days after the appointment, without its consent or acquiescence, of a trustee, receiver or liquidator of a Member, or of all or any substantial part of its properties, with such appointment not having been vacated or stayed, or the expiration of ninety (90) days after the expiration of any such stay without the appointment having been vacated.

(h)     The making of an assignment for the benefit of creditors by a Member.

(i)     The entry by a court of competent jurisdiction of a charging order with respect to the Member's interest.

(j)     The initiation of any judicial or non-judicial action, proceeding or procedure to foreclose upon or otherwise acquire or recover the Member's interest by the holder or beneficiary of a lien, encumbrance, collateral assignment or other security interest (whether or not perfected) in the Member's interest.

“discretion”. The sole, absolute, uncontrolled and unfettered choice or judgment of a person or party, exercised in good faith, but otherwise not subject to any objective standard, including any standard of “reasonableness”, so long as such choice or judgment does not constitute a bad faith violation of the implied contractual covenant of good faith and fair dealing.

"Eligible Members". Members holding one or more Units or fractional interests in Units, the voting rights for which have not been suspended, terminated or otherwise made ineffective pursuant to this Agreement and who are not limited to the status of a Transferee relative to all Units held by the Member.

"Eligible Units". Units, the holding Members of which are permitted to exercise voting rights relative to the Units under the terms and conditions of this Agreement and are not limited to the status of a Transferee relative to those Units.

"Gaming Act; Gaming Acts". In Nevada, the Nevada Gaming Control Act; in other Gaming Jurisdictions, the gaming laws and acts of those Gaming Jurisdictions.

“Gaming Activities”. Activities governed by the gaming, lottery, sports wagering or horse racing laws of any jurisdiction in which Boyd Gaming or any other Gaming Company is engaged in such activities.

"Gaming Authority; Gaming Authorities". Any governmental or regulatory authority having jurisdiction over the Gaming Activities of Boyd Gaming or any of its affiliates, or of any other Gaming Company, including, but not limited to, the Gaming Authorities of all states in which Boyd Gaming or one of its subsidiaries, or any other Gaming Company is licensed or otherwise permitted to conduct Gaming Activities.

“Gaming Company”. A company or enterprise other than Boyd Gaming, a subsidiary of Boyd Gaming or an affiliate of Boyd Gaming that engages in Gaming Activities and equity securities of which are owned by the Company.

“Gaming Jurisdiction; Gaming Jurisdictions”. The states and other jurisdictions in which Boyd Gaming or another Gaming Company conducts Gaming Activities.

"Gaming Regulations". In Nevada, the rules, standards, directives and statements of general applicability of the Board or the Commission that effectuate law or policy, including a proposed regulation and the amendment or appeal of a prior regulation; in other Gaming Jurisdictions, regulations promulgated under Gaming Acts and/or of Gaming Authorities in those Gaming Jurisdictions.

“Incapacity”;” “Incapacitated”. A Manager’s physical or mental inability to competently carry out his or her duties as Manager as certified in a certificate executed by the Manager’s personal primary care physician or by two (2) physicians licensed to practice medicine in the State of Nevada.

“Index”. The Consumer Price Index for All Urban Consumers -- United States City Average published by the Bureau of Labor Statistics of the United States Department of Labor; provided, however, that if that index ceases to be published or issued, another similar index that is then generally recognized and accepted for similar determinations of changes in purchasing power shall be selected by the Manager and shall become the “Index”.

“Ineligible Units”. Units, the voting rights for which are suspended or otherwise made ineffective pursuant to this Agreement, and the holders of which are limited to the status of a Transferee relative to the Units. Except as provided in Section 6.1, Ineligible Units shall become Eligible Units if acquired by a party that is or becomes a substituted Member with respect to those Units.

"Interest Rate". A "floating" interest rate equal to TWO PER CENT (2%) per annum in excess of the prime rate of interest as established by Bank of America Nevada, being the rate established from time to time as the "base rate" or "prime rate" by the management of Bank of America Nevada for the guidance of its loan officers, whether or not that rate shall be otherwise published. Changes in the Interest Rate shall be effective as of the date of change of the prime rate.

“License”. A license, finding of suitability, approval or registration required under the provisions of the Gaming Act, the Gaming Regulations, one or more Gaming Jurisdiction Acts or one or more Gaming Jurisdiction Regulations, or required by Gaming Authorities or Gaming Jurisdiction Authorities.

“Lineal Descendant Parties”. Lineal Descendant Parties of a specified person are the following parties with respect to that specified person:

(a)         The specified person.

(b)         Any lineal descendent of the specified person, including any adopted descendant and the adopted descendant’s lineal descendants.

(c)         Trusts and trustees of trusts in which a majority of the trustees or in which beneficiaries having a beneficial interest in a majority of the trust income are parties described in (a) and/or (b) above and/or (d) below;

(d)         Corporations, partnerships, joint ventures, limited-liability companies and other entities and enterprises, a majority of both the voting and the equity ownership interests of which are owned, directly or indirectly (whether by and through a trust or another entity holding the equity ownership interest, or otherwise) by one or more of the parties described in (a), (b) and/or (c) above.

“Low Risk Investments”. Investments with conservative investment objective, emphasizing generation of income and low risk of capital loss, and permitting Company access to such funds as may be needed from time to time.

"Majority of Eligible Members”. With respect to all or any particular group of Eligible Members, Eligible Members who hold FIFTY-ONE PER CENT (51%) or more of all Eligible Units or 51% of the Eligible Units held by all Eligible Members in the group, as the case may be.

"Manager". A party named in Article III or named pursuant to Article III to manage the Company.

"Member Group". It is anticipated that all or some future Members may be in one or more groupings of multiple Members, based on their being, or their relationship to, the children of William S. Boyd. The possible groupings are the “MBJ Group” (comprised of multiple Members who are Lineal Descendant Parties of Marianne Boyd Johnson), the “WRB Group”, (comprised of multiple Members who are Lineal Descendant Parties of William R. Boyd) and/or the “SJB Group” (comprised of multiple Members who are Lineal Descendant Parties of Samuel J. Boyd). Each of those Groups is referred to in this Agreement as a "Member Group". In order for a Member Group to exist, it must have more than one Member. Substituted Members and Transferees with respect to a Member's interest shall be deemed members of the same Member Group as the predecessor Member unless the substituted Member is already a member of another Member Group, in which case the substituted Member shall be deemed to be a member of that other Member Group with respect to the acquired Member's interest.

"Member Minimum Gain". An amount determined by first computing for each Member Non-recourse Liability any gain the Company would realize if it disposed of Company property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Member Minimum Gain includes such minimum gain arising from a conversion, refinancing or other change to a debt instrument only to the extent a Member or Transferee is allocated a share of that minimum gain. For any Tax Year, the net increase or decrease in Member Minimum Gain is determined by comparing the Member Minimum Gain on the last day of the immediately preceding Tax Year with the Minimum Gain on the last day of the current Tax Year. Notwithstanding any provision to the contrary contained in this Agreement, Member Minimum Gain and increases and decreases in Member Minimum Gain are intended to be computed in accordance with Code Section 704 and the Regulations issued thereunder, as the same may be issued and interpreted from time to time.

"Member Non-recourse Liability". Any enforceable debt or obligation for which the Company is liable or which is secured by Company property to the extent the liability is non-recourse under state law, and on which a Member, Transferee or Related Person bears the economic risk of loss under Regulations Section 1.752-2 because, for example, the Member, Transferee or Related Person is the creditor or a guarantor.

"Member Principals". Parties owning voting and the equity ownership interests of a Member, and parties who own any such owning parties or, with respect to a Member that is the trustee of a trust, the trustee and beneficiaries of the trust.

"Membership Percentages". Membership Percentages of Members and Transferees at any applicable time shall be the percentages computed by dividing the number of Member’s interest Units held by the Member or Transferee at that time by the total number of Member’s interest Units outstanding at that time. The percentages noted as "Membership Percentages" in Exhibit "C" to this Agreement are the Membership Percentages of the initial Members of the Company.

“NRS”. Nevada Revised Statutes. Reference to any specific provision of NRS refers to the provision as it may be modified and amended from time to time and to any successor provision.

“Nevada Gaming Control Act”. The Nevada Gaming Control Act, Chapter 463 of Nevada Revised Statutes, as it may be amended from time to time.

"Non-recourse Liabilities". Non-recourse liabilities include Company Non-recourse Liabilities and Member Non-recourse Liabilities.

“Partnership Representative”. The representative of the Company with respect to federal tax matters as contemplated in Code Section 6223.

"Permitted Assignee". A party acquiring a Member's interest who is already an Eligible Member or any Lineal Descendant Parties of William S. Boyd.

"Permitted Assignment". Any of the following assignments by an assigning Member:

v

(a)                       An assignment to a Permitted Assignee;

(b)                      An assignment, transfer or distribution of a Member's interest, or any portion thereof, made for no consideration or nominal consideration, such as and including, but not limited to, (i) a gift, donation or charitable contribution, (ii) a distribution made for no return consideration, including, but not limited to, a distribution made by a Member to its Member Principals, such as a partnership Member to its partners, a corporate Member to its stockholders, a limited-liability company Member to its members or a joint venture Member to its venturers, or a distribution by a trustee Member to a trust beneficiary, (iii) a transfer incident to a reorganization, consolidation or merger of a Member, (iv) a transfer through intestate succession or testamentary disposition following the death of a Member or (v) a transfer to the spouse of a Member incident to a decree of divorce;

(c)                      In the case of a Member acting as a Member by virtue of being trustee of a trust, any change, substitution, death, resignation or removal of the Member as trustee;

(d)                       The succession of a Representative to the Member’s interest of a Member.

“Purchase Price”. The purchase price of a Member’s interest to be acquired pursuant to the provisions of Section 8.2 or 8.3.

"Qualified Appraiser". An appraiser who carries the designation “Member of the Appraisal Institute” (“MAI”) who shall have appraised minority ownership interests in at least five (5) Nevada partnerships, limited-liability companies and/or corporations in the five (5) calendar years prior to the year in which the appraiser is retained.

"Regulations". Except where the context indicates otherwise, the final, temporary, proposed, or proposed and temporary regulations of the Department of Treasury under the Code as such regulations may be changed from time to time.

"Regulatory Approvals". Approvals and consents of federal, state, local and other governmental, regulatory and administrative authorities, agencies, boards, departments, bureaus and officials, including, but not limited to, approvals and consents of Gaming Authorities, required for a referenced act, action, transaction, status, office or position.

"Related Person". A party having a relationship to a Member that is described in Regulations Section 1.752-4(b).

"Representative". A party that succeeds to a Member's interest following (i) the death of the Member (including a Member acting as a Member by virtue of being a trustee of a trust), (ii) entry of an order adjudicating the Member incompetent to manage his or her person or estate, (iv) an "assignment" of the Member's interest, (v) dissolution of a Member, (vi) a Credit Event with respect to the Member or (vii) some similar event. A Representative includes an executor, administrator, trustee, successor trustee, guardian, receiver, liquidator, conservator, fiduciary, or other legal representative; a creditor, assignee, transferee, purchaser at foreclosure sale; a succeeding joint owner or other co-owner with right of survivorship; heir or other successor; and any party other than a Member to which any proceeds would have to be paid in the event of the exercise of any purchase right or purchase option set forth in Article VIII. A Representative in reference to a party other than a natural person includes the party’s successor as well as the party’s legal representative. Except as otherwise expressly provided in this Agreement, a Representative shall have the status of a Transferee.

"Reserves". The amount of cash to be retained by the Company as shall be necessary, or in the opinion of the Manager, advisable for the maintenance by the Company of a sound financial position in accordance with the provisions of Section 5.1.

"Security Assignment". A collateral assignment, pledge or encumbering of all or any portion of a Member's interest as security for the performance of an obligation.

“Suitability Notice”. A notice sent by the Manager to unaffected Eligible Members pursuant to the provisions of Section 2.1, informing unaffected Eligible Members that a Member has been found by a Gaming Authority to be unsuitable or otherwise disqualified to hold an interest in the Company and other matters as set forth in Section 2.1.

“Super Majority of Eligible Members”. With respect to all or any particular group of Eligible Members, Eligible Members who hold THREE-FOURTHS (3/4) or more of the Eligible Units held by all Eligible Members or 3/4 of the Eligible Units held by all Eligible Members in the particular group, as the case may be.

"Tax Year". A taxable year of the Company as determined pursuant to Code Section 706, including any short taxable year.

"Transferee". A party that has or acquires a Member's interest but has no right to (i) participate in the management of the business and affairs of the Company, (ii) require any information or account of Company transactions, (iii) inspect or obtain any Company books or records or (iv) exercise any rights of first refusal or purchase options given and granted in this Agreement, including those set forth in Article VII and Article VIII. A Transferee's rights with respect to a Member's interest are limited to the right to receive a) a share of Company profits or other compensation by way of income in distributions made in accordance with Article V, b) an allocation of Company profit, gain, loss, deduction and credit and c) a return of contribution to the extent of the Member's interest.

“unaffected Eligible Members”. Eligible Members other than an “affected Member” with respect to the events listed in Section 8.1

"Unit". The standard of measurement of a Member's interest in the Company. The number of Units held by each Member as of the effective date of this Agreement are set forth in Exhibit "B" to this Agreement. Members may hold fractional Units, subject to the provisions of this Agreement.

EXHIBIT “B”

MEMBERS, MEMBER UNITS, MEMBERSHIP PERCENTAGES AND INITIAL CAPITAL CONTRIBUTIONS

MEMBER NAME, ADDRESS and E-MAIL ADDRESS	UNITS	MEMBERSHIP PERCENTAGE	BOYD COMMON STOCK & CASH INITIAL CAPITAL CONTRIBUTIONS
MARIANNE BOYD JOHNSON, TRUSTEE of The Marianne Boyd Gaming Properties Trust (Total Restatement) dated January 9, 2007 6465 South Rainbow Boulevard Las Vegas, Nevada 89118 [●]	198,000	4.5%	198,000 shares & $225.00
WILLIAM RICHARD BOYD, TRUSTEE of The William Richard Boyd Gaming Properties Trust (Total Restatement) dated February 29, 2008 6465 South Rainbow Boulevard Las Vegas, Nevada 89118 [●]	198,000	4.5%	198,000 shares & $225.00
WILLIAM S. BOYD, TRUSTEE of The William S. Boyd Gaming Properties Trust (Total Restatement) dated September 23, 2020 6465 South Rainbow Boulevard Las Vegas, Nevada 89118 [●]	4,004,000	91%	4,004,000 shares & $4,550.00

EXHIBIT “C”

CAPITAL ACCOUNT AND ALLOCATION PROVISIONS

1.                 Conformance of Capital Accounts with Code and Regulation Requirements. Notwithstanding any other provision in this Agreement, each Member's and Transferee’s capital account shall be maintained and adjusted in accordance with the Code and the Regulations thereunder, including Regulations Section 1.704-1(b), and appropriate adjustments (if any) to capital accounts permitted by such Regulations in the case of a Member or Transferee who receives the benefit or detriment of any special basis adjustments under Code Sections 734, 743 and 754. It is intended that appropriate adjustments shall thereby be made to capital accounts to give effect to any income, gain, loss or deduction (or any item thereof) that is specially allocated pursuant to this Agreement. The Manager shall make (i) adjustments necessary or appropriate to maintain equality between the cumulative capital accounts of the Members and the amount of the Company capital reflected on the Company balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) and (ii) appropriate modifications if unanticipated events might cause this Agreement not to comply with Regulations Section 1.704-1(b). A Member or Transferee that has more than one Member's interest in the Company may, at the option of the Manager, have all such Member's interests reflected in a single capital account that reflects all such interests, regardless of the number of such interests owned by such Member or Transferee, and regardless of the time or manner in which such interests were acquired. Notwithstanding the foregoing or anything else in this Agreement to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member or Transferee to make a capital contribution in excess of the capital contributions set forth in Exhibit "B".

2.                 Adjustments to Capital Accounts and Asset Book Values in Accordance with Certain Regulations. Upon (i) the contribution of capital other than 1) an initial capital contribution noted in Exhibit "B" or 2) a contribution of a de minimis nature to the Company by a Member, or (ii) such other event as may result in adjustment of book values of Company assets pursuant to Regulations promulgated under Code Section 704 (including, but not limited to, liquidation of the Company or a distribution in liquidation or other reduction of a Member's interest), if the Manager, after consulting with the Accountants, reasonably determines that adjustments in book values of Company assets are necessary or appropriate to reflect the economic interests of all Members and Transferees in the Company, the Manager shall (i) adjust the book values of Company assets to equal their respective gross fair market values (taking Code Section 7701(g) into account) and (ii) appropriately adjust the capital account balances of Members and Transferees to reflect their allocable shares of gains and losses that would be realized by the Company if it were to sell all of its property at its gross fair market value (taking Code Section 7701(g) into account) on the day of adjustment. Following any such adjustments, and following any adjustments to capital accounts made pursuant to Paragraph 3 of this Exhibit ”C”, capital accounts shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f)(3) and 1.704-1(b)(2)(iv)(g) for allocations to Members and Transferees of depreciation, depletion, amortization and gain and loss as computed for book purposes with respect to revalued property. Book depreciation, depletion and amortization with respect to revalued Company property shall be computed in accordance with reasonable methods selected by the Manager after consultation with the Accountants and shall be allocated among Members and Transferees in accordance with Sections 4.2 and 4.3. The Members' and Transferees’ allocable shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such revalued property shall be determined so as to take into account variations between adjusted tax basis and book values of such property in accordance with Regulations promulgated under Code Section 704(c).

3.                 Property Distributions. A Member's or Transferee’s capital account shall be reduced by the fair market value (determined without regard to Code Section 7701(g) and net of any debt assumed or to which the property is subject) of any property distributed by the Company to such Member or Transferee, whether in connection with a liquidation of the Company or the Member's interest, or otherwise. Accordingly, capital accounts shall first be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not been previously reflected in capital accounts) would be allocated among Members and Transferees pursuant to Article IV of this Agreement, if there were a taxable disposition of such property for its fair market value (taking Code Section 7701(g) into account) on the date of distribution.

4.                 Assignments of Member's Interests. Upon the assignment of all or any part of a Member's interest, the assignor's capital account that is attributable to the assigned interest shall carry over to the assignee. If the assignment of any interest in the Company causes a termination of the Company under Code Section 708(b)(1)(B), capital accounts of the Members and Transferees shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(e) to take into account the constructive distribution resulting from the constructive liquidation of the Company under Regulations Section 1.708-1(b)(1)(iv). The constructive reformation of the Company shall be treated as the formation of a new limited-liability company taxable as a partnership, and the capital accounts of the members and transferees of such new limited-liability company shall be adjusted, determined and maintained in accordance with Regulations Section 1.704-1(b)(2)(iv)(d). Profits, gains and losses resulting from any such constructive distribution, constructive reformation and adjustments shall be allocated among the Members and Transferees as provided in Section 4.4.

5.                 Adjustments to be Made with Reference to Tax Treatment at Company Level. Except as provided in Paragraph 2 of this Exhibit ”C”, adjustments to capital accounts in respect to Company income, gain, loss and deduction (including non-deductible expenditures, and including all items entering into the computation thereof) shall be made with reference to the U.S. federal tax treatment of such items at the Company level, without regard to any requisite or elective tax treatment of such items at the Member level.

6.                 Losses Resulting in Adjusted Capital Account Deficits. Notwithstanding the provisions of Sections 4.2 and 4.3, losses allocated pursuant to Sections 4.2 and 4.3 shall not exceed the maximum amount of losses that can be so allocated without causing any Member or Transferee to have an Adjusted Capital Account Deficit at the end of the Tax Year; provided, however, that if one or more, but not all of the Members and Transferees would have Adjusted Capital Account Deficits as a consequence of an allocation of losses pursuant to Section 4.2 or 4.3, the limitation set forth in this Section shall be applied on a Member/Transferee by Member/Transferee basis so as to allocate the maximum permissible losses to each Member and Transferee under Regulations Section 1.704-(b)(2)(ii)(d); further provided that losses in excess of the limitations set forth in the foregoing proviso of this sentence shall be allocated among Members and Transferees in the manner provided in Sections 4.2 and 4.3.

7.                 Qualified Income Offset. Notwithstanding the provisions of Section 4.2 and 4.3, if any Member or Transferee unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), each such Member or Transferee shall be specially allocated items of income and gain (consisting of a pro rata portion of each item of income and gain for such year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member or Transferee as quickly as possible; provided, however, that an allocation pursuant to this Section shall be made only if and to the extent that such Member or Transferee would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made, as if this Section were not in this Agreement.

8.                 Gross Income Allocation. If any Member or Transferee has a deficit capital account at the end of any Tax Year, and if the deficit is in excess of the sum of (i) the amount (if any) such Member or Transferee is or becomes obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Member or Transferee is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member and Transferee shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section shall be made only if and to the extent that such Member or Transferee would have a deficit capital account in excess of such sum after all other allocations provided for in this Article have been made, as if Paragraph 7 of this Exhibit and this Paragraph were not in this Agreement.

9.                 Non-recourse Deductions. Non-recourse deductions of the Company (as defined in accordance with Regulations Sections 1.704-2(i)(1) and (2) shall be allocated among the Members and Transferees in percentages equal to their Membership Percentages. Notwithstanding the provisions of Sections 4.2 and 4.3, losses, deductions and Code Section 705(a)(2)(B) items attributable to Member Non-recourse Liability shall be allocated to the Members and Transferees who bear the economic risk of loss for such debt, pursuant to applicable Regulations.

10.              Company Minimum Gain Chargeback. Notwithstanding the provisions of Sections 4.2 and 4.3, if there is a net decrease in Company Minimum Gain for a Tax Year, each Member and Transferee shall be allocated items of income and gain for that Tax Year equal to that Member's or Transferee’s share of the net decrease in Company Minimum Gain. A Member's or Transferee’s share of the net decrease in Company Minimum Gain is the amount of the total net decrease multiplied by the Member's or Transferee’s Membership Percentage of the Company Minimum Gain at the end of the immediately preceding Tax Year. A Member's or Transferee’s share of any decrease in Company Minimum Gain resulting from a revaluation of Company property equals the increase in the Member's or Transferee’s capital account attributable to the revaluation to the extent the reduction in minimum gain is caused by the revaluation. A Member or Transferee is not subject to the Company Minimum Gain Chargeback requirement to the extent the Member's or Transferee’s share of the net decrease in Company Minimum Gain is caused by a guarantee, refinancing or other change in the debt instrument causing it to become partially or wholly a recourse liability or a Member Non-recourse Liability, and the Member or Transferee bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) for the newly guaranteed, refinanced or otherwise changed liability.

11.              Member Minimum Gain Chargeback. Notwithstanding the provisions of Sections 4.2 and 4.3, except as provided in Regulations Section 1.704-2(i)(4), if during a Tax Year there is a net decrease in Member Minimum Gain, any Member or Transferee with a share of that Member Minimum Gain (as determined under Regulations Section 1.704-2(i)(5)) as of the beginning of that Tax Year shall be allocated items of income and gain for that Tax Year (and, if necessary, for succeeding Tax Years) equal to that Member's or Transferee’s share of the net decrease in the Company Minimum Gain. A Member's or Transferee’s share of the net decrease in Member Minimum Gain is determined in a manner consistent with applicable Regulations. A Member or Transferee is not subject to this Member Minimum Gain chargeback, however, to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Non-recourse Liability due to a conversion, refinancing or other change in the debt instrument that causes it to become partially or wholly a Company Non-recourse Liability. The amount that would otherwise be subject to the Member Minimum Gain Chargeback is added to the Member's or Transferee’s share of Company Minimum Gain. In addition, rules consistent with those applicable to Company Minimum Gain shall be applied to determine the shares of Member Minimum Gain and Member Minimum Gain Chargeback to the extent provided under the Regulations issued pursuant to Code Section 704(b).

12.              Code Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining capital accounts as the result of a distribution to a Member or Transferee in complete liquidation of its interest in the Company, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and notwithstanding the provisions of Sections 4.2 and 4.3, such gain or loss shall be specially allocated to Members and Transferees in accordance with their Membership Percentages if Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member or Transferee to which such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

13.              Curative Allocations. The allocations set forth in Paragraphs 6 through 12 of this Exhibit ”C” (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations under Code Section 704(b). Notwithstanding the provisions of Sections 4.2 and 4.3, the Regulatory Allocations shall be taken into account in allocating other profits, losses and items of income, gain, loss and deduction so that, to the extent possible (consistent with the Regulations), the overall amount of profits, losses and items of income, gain, loss and deduction allocated to each Member and Transferee is the same as if the Regulatory Allocations had not occurred. Without limiting the generality of the foregoing, but by way of example, if a loss or deduction is allocated among Members and Transferees in percentages that differ from their respective Membership Percentages by reason of the provisions of Paragraph 6 of this Exhibit ”C”, then, to the extent possible (consistent with the Regulations) income or gain up to, but not in excess of, the amount of such loss or deduction shall be next allocated among the same Members and Transferees in the same percentages as the loss or deduction, so that the overall allocations to each Member and Transferee are the same as if the Regulatory Allocations had not occurred.

14.              Re-characterization of Distributions by Internal Revenue Service. If any amount claimed by the Company to constitute a deductible expense in any Tax Year is treated for U.S. federal income tax purpose as a distribution made to a Member or Transferee in its capacity as a Member or Transferee of the Company and not a guaranteed payment as defined in Code Section 707(c) or a payment to a Member or Transferee not acting in its capacity as a Member or Transferee under Code Section 707(a), then the Member or Transferee that is deemed to have received such distribution shall first be specially allocated an amount of Company gross income equal to such payment; its capital account shall be reduced to reflect the distribution; and for purposes of Article IV and this Exhibit ”C”, Company income and losses shall be determined after making the allocation required by this Paragraph.

EXHIBIT “D”

RECOGNITION AND ATTORNMENT AGREEMENT

In consideration of the acknowledgment and recognition by BYD-SST LLC, a Nevada limited-liability company (the "Company"), its Members and Manager of an interest of the undersigned in, to or with respect to a Member's interest in the Company (the "Interest"), together with other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby acknowledges and agrees as follows:

(a)     That the undersigned and any and all of the Interest that the undersigned may be acquiring, or that may hereafter be acquired by the undersigned in the Company, shall at all times be bound by and subject to the provisions of the Operating Agreement (the "Agreement") of the Company as the Agreement may be amended from time to time;

(b)     That the undersigned shall be bound by the Agreement, as it may be amended from time to time, with the same effect as if the undersigned was an original party to the Agreement and an original "Member" under the Agreement;

(c)     That the undersigned shall at all times honor, recognize, attorn to and comply with the requirements, terms and conditions of the Agreement as it may, from time to time, be amended.

DATED this            day of                   , 20    .

(ACQUIRING PARTY)

EXHIBIT “E”

PROMISSORY NOTE

$	Las Vegas, Nevada	,

The undersigned promises to pay to the order of _____________________________________________ the principal sum of ____________________________ DOLLARS ($__________________), together with interest on the unpaid principal balance at the Interest Rate (as defined below) from the date hereof, to be paid in lawful money of the United States of America in five (5) equal annual installments of principal plus interest accrued on the entire unpaid principal balance through the date of payment. The first such installment shall be due one year from the date hereof, with installments to be paid on the same day of each year thereafter until principal and interest have been paid in full.

As used in this Promissory Note, the term "Interest Rate" means a "floating" annual rate of simple interest equal to ONE PER CENT (1%) per annum in excess of the annual rate of interest established from time to time as the "base rate" or "prime rate" by the management of Bank of America Nevada for the guidance of its loan officers, whether or not that rate shall be otherwise published. Interest paid pursuant to this Promissory Note shall be deemed to have accrued hereunder at the Interest Rate in effect on the date of payment. Payments due hereunder shall be applied first to interest and then to principal. Any principal payment made hereunder shall be deemed to apply to the principal payments first becoming due hereunder.

If the undersigned fails to pay any installment due hereunder within ten (10) days of the date that it is due and payable in accordance with the provisions hereof, and should such failure continue thereafter for a period of an additional ten (10) days after the dispatch of a written "Notice of Intent to Accelerate Promissory Note", mailed to the undersigned by certified mail, return receipt requested, addressed to the undersigned at                                              ,                                               ,                                           , or at such other address as may be communicated to the holder hereof in writing from time to time by the undersigned, then, in such event, the holder hereof may accelerate the entire unpaid balance of principal and interest then due hereunder. Said Notice of Intent to Accelerate Promissory Note shall specifically state the amount of the installment due, its due date, the date on which the holder shall have the right to accelerate this Promissory Note in accordance with the provisions hereof and the name and address of the party to whom payment should be made.

The undersigned may prepay all or any part of this Note without penalty. Presentment, notice of dishonor and protest are waived by all makers, sureties, guarantors and endorsers hereof.

In the event of any default in the payment of this Promissory Note, and if suit is brought hereon, the prevailing party in said suit shall be entitled to an award of attorneys' fees from the non-prevailing party, the amount thereof to be determined by the court in said suit.

From time to time, without affecting the obligation of the undersigned or the successors or assigns of the undersigned to pay the outstanding balance of this Promissory Note and observe the covenants of the undersigned contained in this Promissory Note, and without affecting the guarantee of any person or entity for payment of this Promissory Note, without giving notice to or requiring the consent of the undersigned, the successors or assigns of the undersigned or such guarantors, and without liability on the part of the holder hereof, the holder hereof may at the option of said holder, extend the time for payments hereon, release anyone liable on any of the outstanding principal balance, accept a renewal of this Promissory Note, modify the terms and time of payment of said outstanding balance, join in any extension or subordination agreement or agree in writing with the undersigned to modify the rate of interest or period of amortization of this Promissory Note, or change the amount of the installments payable hereunder.

(ACQUIRING PARTY)